SILVER SPRING NETWORKS, INC.

2012 EQUITY INCENTIVE PLAN

(share numbers adjusted for reverse stock split effected February 11, 2013)

(as amended August 21, 2013)

1.PURPOSE.  The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance through the grant of Awards.  Capitalized terms not defined elsewhere in the text are defined in Section 27.

2.SHARES SUBJECT TO THE PLAN.

2.1Number of Shares Available.   Subject to Sections 2.6 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is 3,400,000 Shares plus (i) any reserved shares not issued or subject to outstanding grants under the Company’s 2003 Stock Option Plan (the “Prior Plan”) on the Effective Date (as defined below),  (ii) shares that are subject to stock options granted under the Prior Plan that cease to be subject to such stock options after the Effective Date and (iii) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited and (iv) shares issued under the Prior Plan that are repurchased by the Company at the original issue price.

2.2Lapsed, Returned Awards.  Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares:  (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program.  To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.  Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3Minimum Share Reserve.  At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4Automatic Share Reserve Increase.  The number of Shares available for grant and issuance under the Plan shall be increased on January 1, of each of the calendar years during the term of the Plan by the lesser of (i) four percent (4%) of the number of Shares issued and outstanding on each December 31 immediately prior to the date of increase or (ii) such number of Shares determined by the Board.

2.5Limitations.  No more than 3,400,000 Shares shall be issued pursuant to the exercise of ISOs.

2.6Adjustment of Shares.  If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of

Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.5, (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 and (f) the number of Shares that are granted as Awards to Non-Employee Directors as set forth in Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

3.ELIGIBILITY.  ISOs may be granted only to Employees.  All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors of the Company or any Parent or Subsidiary of the Company; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.  No Participant will be eligible to receive more than 600,000 Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees of the Company or a Parent or Subsidiary of the Company (including new Employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) are eligible to receive up to a maximum of 1,200,000 Shares in the calendar year in which they commence their employment.

4.ADMINISTRATION.

4.1Committee Composition; Authority.  This Plan will be administered by the Committee or by the Board acting as the Committee.  Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors.  The Committee will have the authority to:

(a)construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)select persons to receive Awards;

(d)determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e)determine the number of Shares or other consideration subject to Awards;

(f)determine the Fair Market Value in good faith, if necessary;

(g)determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h)grant waivers of Plan or Award conditions;

(i)determine the vesting, exercisability and payment of Awards;

(j)correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k)determine whether an Award has been earned;

(l)determine the terms and conditions of any, and to institute any Exchange Program;

(m)reduce or waive any criteria with respect to Performance Factors;

(n)adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code; and

(o)make all other determinations necessary or advisable for the administration of this Plan.

4.2Committee Interpretation and Discretion.  Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan.  Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review.  The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant.  The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3Section 162(m) of the Code and Section 16 of the Exchange Act.  When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).  With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

4.4Documentation.  The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5.OPTIONS.  The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following:

5.1Option Grant.  Each Option granted under this Plan will identify the Option as an ISO or an NQSO.  An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement.  If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any.  Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2Date of Grant.  The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date.  The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3Exercise Period.  Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided,  however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted.  The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4Exercise Price.  The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant.  Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.  The Exercise Price of a NQSO may not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

5.5Method of Exercise.  Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.  An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6Termination.  The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):

(a)If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.

(b)If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(c)If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.

(d)If the Participant is terminated for Cause,  then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options.  Unless otherwise provided in the Award Agreement, Cause will have the meaning as set forth in the Plan.

5.7Limitations on Exercise.  The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8Limitations on ISOs.  With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.  In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9Modification, Extension or Renewal.  The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, materially impair any of such Participant’s rights under any Option previously granted.  Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.  Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided,  however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10No Disqualification.  Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.RESTRICTED STOCK AWARDS.

6.1Awards of Restricted Stock.  A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”).  The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.2Restricted Stock Purchase Agreement.  All purchases under a Restricted Stock Award will be evidenced by an Award Agreement.  Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant.  If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.3Purchase Price.  The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted.  Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.4Terms of Restricted Stock Awards.  Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law.  These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement.  Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant.  Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5Termination of Participant.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

7.STOCK BONUS AWARDS.

7.1Awards of Stock Bonuses.  A Stock Bonus Award is an award to an eligible person of Shares for services to be rendered or for past services already rendered to the Company or any Parent or

Subsidiary.  All Stock Bonus Awards shall be made pursuant to an Award Agreement.  No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.2Terms of Stock Bonus Awards.  The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon.  These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement.  Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant.  Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.3Form of Payment to Participant.  Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.4Termination of Participation.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

8.STOCK APPRECIATION RIGHTS.

8.1Awards of SARs.  A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement).  All SARs shall be made pursuant to an Award Agreement.

8.2Terms of SARs.  The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR.  The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value.  A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement.  If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any.  Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.3Exercise Period and Expiration Date.  A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR.  The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted.  The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).  Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.4Form of Settlement.  Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.  The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

8.5Termination of Participation.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

9.RESTRICTED STOCK UNITS.

9.1Awards of Restricted Stock Units.  A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock).  All RSUs shall be made pursuant to an Award Agreement.

9.2Terms of RSUs.  The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s Termination on each RSU.  An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement.  If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU.  Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.3Form and Timing of Settlement.  Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both.  The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.4Termination of Participant.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

10.PERFORMANCE AWARDS.

10.1Performance Awards.  A Performance Award is an award to a Participant of a cash bonus or a Performance Share bonus.  Grants of Performance Awards shall be made pursuant to an Award Agreement.

10.2Terms of Performance Awards. The Committee will determine, and each Award Agreement shall set forth, the terms of each award of Performance Award including, without limitation: (a) the amount of any cash bonus; (b) the number of Shares deemed subject to a Performance Share bonus; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each Performance Award shall be settled; (d) the consideration to be distributed on settlement; and (e) the effect of the Participant’s Termination on each Performance Award.  In establishing Performance Factors and the

Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; and (y) select from among the Performance Factors to be used.  Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned.  Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.  No Participant will be eligible to receive more than $10,000,000 in Performance Awards in any calendar year under this Plan.

10.3Value, Earning and Timing of Performance Shares.  Any Performance Share bonus will have an initial value equal to the Fair Market Value of a Share on the date of grant.  After the applicable Performance Period has ended, the holder of a Performance Share bonus will be entitled to receive a payout of the number of Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay an earned Performance Share bonus in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.  Performance Share bonuses may also be settled in Restricted Stock.

10.4Termination of Participant.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

11.PAYMENT FOR SHARE PURCHASES.

Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a)by cancellation of indebtedness of the Company to the Participant;

(b)by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c)by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d)by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e)by any combination of the foregoing; or

(f)by any other method of payment as is permitted by applicable law.

12.GRANTS to Non-Employee directors.

12.1Types of Awards.  Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs.  Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

12.2Eligibility.  Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors.  A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.3Vesting, Exercisability and Settlement.  Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board.  With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

13.WITHHOLDING TAXES.

13.1Withholding Generally.  Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company, or to the Parent or Subsidiary employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award.  Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant.  The Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day in the case of the settlement of an RSU and for all other awards, the Fair Market Value of the Shares as of the current trading day.

13.2Stock Withholding.  At the election of the Committee and without further consent from Participant, upon the vesting of any Award, the Company will either (1) retain and cancel or (2) sell pursuant to a “sell to cover” mandatory sale arranged by the Company (on Participant’s behalf), that number of Shares having an aggregate Fair Market Value equal to the minimum amount the Company is required to withhold for income and employment tax purposes with respect to the Award. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14.TRANSFERABILITY.

14.1Transfer Generally.  Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.  If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to a Permitted Transferee, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14.2Award Transfer Program.  Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (ii) amend or remove any provisions of the Award relating to the Award holder’s continued service to the Company or its Parent or Subsidiary, (iii) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (iv) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.

15.PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1Voting and Dividends.  No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant.  After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided,  further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.

15.2Restrictions on Shares.  At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16.CERTIFICATES.  All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non‑U.S. exchange controls or securities law restrictions to which the Shares are subject.

17.ESCROW; PLEDGE OF SHARES.  To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.  Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided,  however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral.  In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve.  The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18.REPRICING; EXCHANGE AND BUYOUT OF AWARDS.  Without prior stockholder approval the Committee may (i) reprice Options or SARS (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARS, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (ii) with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19.SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.  An Award will not be effective unless such Award is in compliance with all applicable U.S. federal and state securities laws,

rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance.  Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.  The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20.NO OBLIGATION TO EMPLOY.  Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.

21.CORPORATE TRANSACTIONS.

21.1Assumption or Replacement of Awards by Successor.  In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants.  In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards).  The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.  In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards shall have their vesting accelerate as to all shares subject to such Award (and any applicable right of repurchase fully lapse) immediately prior to the Corporate Transaction.  In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period.  Awards need not be treated similarly in a Corporate Transaction.

21.2Assumption of Awards by the Company.  The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan.  Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant.  In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code).  In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.  Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.

21.3Non-Employee Directors’ Awards.  Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22.ADOPTION AND STOCKHOLDER APPROVAL.  This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23.TERM OF PLAN/GOVERNING LAW.  Unless earlier terminated as provided herein, this Plan will become effective on the day prior to the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board.  This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of law rules).

24.AMENDMENT OR TERMINATION OF PLAN.  The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided,  however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

25.NONEXCLUSIVITY OF THE PLAN.  Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26.INSIDER TRADING POLICY.  Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

27.DEFINITIONS.  As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

“Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.

“Board” means the Board of Directors of the Company.

“Cause” means (a) the commission of an act of theft, embezzlement, fraud, dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary, or (c) a failure to materially perform the customary duties of Employee’s employment.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Common Stock” means the common stock of the Company.

“Company” means Silver Spring Networks, Inc., or any successor corporation.

“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

“Director” means a member of the Board.

“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Effective Date” means the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement that is declared effective by the SEC.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Program” means a program pursuant to which outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof).

“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(b)if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;

(c)in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(d)if none of the foregoing is applicable, by the Board or the Committee in good faith.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who holds an Award under this Plan.

“Performance Award” means cash or stock granted pursuant to Section 10 or Section 12 of the Plan.

“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a)Profit Before Tax;

(b)Billings;

(c)Revenue;

(d)Net revenue;

(e)Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);

(f)Operating income;

(g)Operating margin;

(h)Operating profit;

(i)Controllable operating profit, or net operating profit;

(j)Net Profit;

(k)Gross margin;

(l)Operating expenses or operating expenses as a percentage of revenue;

(m)Net income;

(n)Earnings per share;

(o)Total stockholder return;

(p)Market share;

(q)Return on assets or net assets;

(r)The Company’s stock price;

(s)Growth in stockholder value relative to a pre-determined index;

(t)Return on equity;

(u)Return on invested capital;

(v)Cash Flow (including free cash flow or operating cash flows)

(w)Cash conversion cycle;

(x)Economic value added;

(y)Individual confidential business objectives;

(z)Contract awards or backlog;

(aa)Overhead or other expense reduction;

(bb)Credit rating;

(cc)Strategic plan development and implementation;

(dd)Succession plan development and implementation;

(ee)Improvement in workforce diversity;

(ff)Customer indicators;

(gg)New product invention or innovation;

(hh)Attainment of research and development milestones;

(ii)Improvements in productivity;

(jj)Bookings; and

(kk)Attainment of objective operating goals and employee metrics.

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

“Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.

“Performance Share” means a performance share bonus granted as a Performance Award.

“Permitted Transferee”  means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests

“Plan” means this Silver Spring Networks, Inc. 2012 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock and the common stock of any successor security.

“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.

“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company.  An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing.  In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement.  An employee shall have terminated employment as of the date he or she ceases to be employed (regardless of whether the termination is in breach of local laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law.  The Committee will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

SILVER SPRING NETWORKS, INC.

2012 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

GRANT NUMBER:  ______

Unless otherwise defined herein, the terms defined in the Silver Spring Networks, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Stock Option Grant (the “Notice”).

Name:_____________________________________

You (“Participant”) have been granted an option to purchase Shares of the Company under the Plan subject to the terms and conditions of the Plan, this Notice and the Global Stock Option Award Agreement, including the Appendix, which includes any applicable country-specific provisions (together the “Agreement”).

Date of Grant:__________________________________________

Vesting Commencement Date:__________________________________________

Exercise Price per Share:__________________________________________

Total Number of Shares:__________________________________________

Type of Option:__________________________________________

Expiration Date:__________________________________________

Post-Termination Exercise Period:Termination for Cause = NoneTermination without Cause = 3 Months

Voluntary Termination = 3 Months

Disability = 12 Months Death = 12 Months

Vesting Schedule:  Subject to the limitations set forth in this Notice, the Plan and the Agreement, the Option will vest and may be exercised, in whole or in part, in accordance with the following schedule:

You understand that unless otherwise provided in an employment agreement, your employment or consulting relationship or service with the Company or one of its Subsidiaries is for an unspecified duration, can be terminated at any time, and that nothing in this Notice, the Agreement or the Plan changes the nature of that relationship.  You acknowledge that the vesting of the Options pursuant to this Notice is earned only by continuing service as an Employee, Director or Consultant of the Company or any Subsidiary.  You also understand that this Notice is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference.  You have read both the Agreement and the Plan.

Participant:SILVER SPRING NETWORKS, INC.

Print Name: ____________________________By: _____________________________

Its:

SILVER SPRING NETWORKS, INC.

2012 EQUITY INCENTIVE PLAN

GLOBAL STOCK OPTION AWARD  AGREEMENT

Unless otherwise defined in this Global Stock Option Award Agreement, including the Appendix, which includes any applicable country-specific provisions (together the “Agreement”), any capitalized terms used herein shall have the meaning ascribed to them in the Silver Spring Networks, Inc.  (the “Company”) 2012 Equity Incentive Plan (the “Plan”).

Participant has been granted an option to purchase Shares (the “Option”), subject to the terms and conditions of the Plan, the Notice of Stock Option Grant (the “Notice”) and this Agreement.

1.Vesting Rights. Subject to the applicable provisions of the Plan and this Agreement, this Option may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice.

2.Termination Period.

(a)General Rule. Except as provided below, and subject to the Plan, this Option may be exercised for 3 months after Termination of Participant’s employment with the Company or any Subsidiary. In no event shall this Option be exercised later than the Expiration Date set forth in the Notice.

(b)Death; Disability.  Unless provided otherwise in the Notice, upon the Termination of Participant’s service to the Company or any Subsidiary by reason of his or her Disability or death, or if a Participant dies within three months of the Termination Date, this Option may be exercised for twelve months, provided that in no event shall this Option be exercised later than the Expiration Date set forth in the Notice.

(c)Cause. Upon the Termination of Participant’s employment by the Company or any Subsidiary for Cause, the Option shall expire on such date of Participant’s Termination Date.

3.Grant of Option. Participant named in the Notice has been granted an Option for the number of Shares set forth in the Notice at the exercise price per Share set forth in the Notice (the “Exercise Price”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

For U.S. taxpayers, if designated in the Notice as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an ISO, to the extent that it exceeds the US$100,000 rule of Code Section 422(d) it shall be treated as a Nonqualified Stock Option (“NSO”).

4.Exercise of Option.

(a)Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice and the applicable provisions of the Plan and this Agreement. In the event of Participant’s death, Disability, Termination for Cause or other Termination, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice and this Agreement.

(b)Method of Exercise. This Option is exercisable by delivery of an exercise notice (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price and any Tax-Related Items (defined in Section 8) withholding amounts as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and any Tax-Related Items (defined in Section 8) withholding amounts.

(c)No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

5.Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of Participant:

(a)cash;

(b)check;

(c)a “broker-assisted” or “same-day sale” (as described in Section 11(d) of the
Plan); or

(d)other method authorized by the Company.

6.Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Participant only by Participant unless otherwise permitted by the Committee on a case-by-case basis. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

7.Term of Option. Unless otherwise stated in the Appendix, this Option shall in any event expire on the expiration date set forth in the Notice of Stock Option Grant, which date is 10 years after the Date of Grant (five years after the Date of Grant if this option is designated as an ISO in the Notice of Stock Option Grant and Section 5.3 of the Plan applies).

8.Responsibility for Taxes.  Regardless of any action the Company or Participant’s employer, if different, (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax- Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax- Related Items. In this regard, Participant authorizes the Company and/or the Employer, or  their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or (ii) withholding from proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization).

Finally, Participant shall pay to the Company or the Employer any amount of Tax- Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

9.U.S. Tax Consequences. For Participants subject to U.S. income tax,  some of the

U.S.federal tax consequences relating to this Option, as of the date of this Option, are set forth below. All other Participants should consult a tax advisor for tax consequences relating to this Option in their respective jurisdiction. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a)Exercising the Option.

(i)Nonqualified Stock Option. Participant may incur U.S. federal ordinary income tax liability upon exercise of a NSO. Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If Participant is an Employee or a former Employee, the Company will be required to withhold from his or her compensation an amount equal to the minimum amount the Company is required to withhold for income and employment taxes or collect from Participant and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(ii)Incentive Stock Option. If this Option qualifies as an ISO, Participant will have no regular federal income tax liability upon its exercise, although the excess, if any, of the aggregate Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject Participant to alternative minimum tax in the year of exercise.

(b)Disposition of Shares.

(i)NSO. If Participant holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

(ii)ISO. If Participant holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long- term capital gain for federal income tax purposes. If Participant disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price.

(c)Notice  of  Disqualifying  Disposition  of  ISO  Shares.If Participant sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to Participant.

9.Acknowledgement. The Company and Participant agree that the Option is granted under and governed by the Notice, this Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the Option subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

10.Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

11.Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable local, foreign, state and federal laws and regulations and with all applicable requirements of any exchange control authority and stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer.

12.Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Mateo, California, or the federal courts for the United States for the Northern District of California and no other courts, where this grant is made and/or to be performed.

13.No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s service, for any reason, with or without cause.

14.Nature of Grant. In accepting the Option, Participant acknowledges, understands and agrees that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time;

(b)the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c)all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

(d)Participant’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Participant’s employment or service relationship (if any) at any time;

(e)Participant is voluntarily participating in the Plan;

(f)the Option and any Shares acquired under the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of Participant’s employment or service contract, if any;

(g)the Option grant and Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Subsidiary;

(h)the future value of the Shares underlying the Option is unknown and cannot be predicted with certainty;

(i)if the underlying Shares do not increase in value, the Option will have no value;

(j)if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price; and

(k)no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from Termination of Participant’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and in consideration of the grant of the Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company or the Employer, waives Participant’s ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims;

(l)if Participant resides outside the U.S., the following additional provisions shall apply:

(i)the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(ii)the Option and any Shares acquired under the Plan are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long- service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, or any Subsidiary; and

(iii)in the event of Termination of Participant’s employment (whether or not in breach of local labor laws), any right to vest in the option will terminate and any post-Termination exercise period will be measured as of the date of Participant’s Termination of active employment and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when Participant is no longer providing active employment for purposes of this Option grant.

15.Data Privacy. If Participant resides outside the U.S., Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company, its Subsidiaries and Parent for the exclusive purpose of implementing, administering and managing participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative. Participant authorizes the Company, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative.  Participant understands, however, that refusing or withdrawing Participant’s consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant’s local human resources representative.

16.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

17.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

18.Language. If Participant has received this Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

19.Appendix. Notwithstanding any provisions in this Agreement, the Option grant shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for Participant’s country of residence. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.

20.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the forgoing.

*  *  *  *  *

By Participant’s signature and the signature of the Company’s representative on the Notice, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and the Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated on the Notice.

APPENDIX TO THE

GLOBAL STOCK OPTION AWARD AGREEMENT UNDER THE SILVER SPRING NETWORKS, INC.

2012 EQUITY INCENTIVE PLAN

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Option granted to Participant under the Silver Spring Networks, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) if Participant resides in one of the countries listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan, the Notice of Stock Option Grant (the “Notice”) and/or the Global Stock Option Award Agreement (the “Agreement”).

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of May 2013. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time that the Option vests, Participant exercises his or her Option, or Participant sells the Shares purchased upon exercise of the Option under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result.

Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently working, transfers after the Date of Grant or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant.

AUSTRALIA

Terms and Conditions

Exercise. This provision  supplements Section 4 (“Exercise of Option”) of the Agreement:

Participant may not vest in nor exercise his or her Option unless and until the Shares that are the subject of the Option are in the same class as securities which have been quoted on a financial market operated by Australian Stock Exchange Limited or an approved foreign market throughout a 12 month period immediately preceding the exercise date without suspension for more than a total of two (2) trading days during that period in keeping with the Australia Securities and Investments Commission’s Class Order 03/184.

Once the Shares underlying the Options have been quoted on a financial market for the 12 month period described above, and provided Participant continues to be employed by the Company or one of its Subsidiaries, Participant will receive a vesting credit for that portion of the Option that would have vested in accordance with the Vesting Schedule as of the date the 12 month period has been met , and the remaining portion of the Option will vest in accordance with the terms of the Agreement and the Vesting Schedule set forth in the Notice.

Furthermore, Participant may not exercise his or her Vested Shares unless and until (i) the Fair Market Value per Share on the date of exercise equals or exceeds the Exercise Price for the Option.

Lastly, the Expiration Date of Option shall be a date which is no greater than seven (7) years from the Date of Grant. Accordingly, notwithstanding Section 7 of the Agreement, the Option may not be exercised after the expiration of seven (7) years from the Date of Grant.

Notification

Securities Law Notice. If Participant purchases Shares under the Plan and Participant offers such Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Participant should obtain legal advice on Participant’s disclosure obligations prior to making any such offer.

BRAZIL

Terms and Conditions

Compliance with Law. By accepting the Option, Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the exercise of the Option, the receipt of any dividends, and the sale of Shares acquired under the Plan.

Notifications

Exchange Control Information. If Participant is a resident or domiciled in Brazil, he or she will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000 (approximately BRL201,070 as of May 2013). Assets and rights that must be reported include Shares acquired under the Plan.

HONG KONG

Terms and Conditions

Securities Law Compliance. To facilitate compliance with securities laws in Hong Kong, Participant agrees not to sell the Shares issued upon exercise of the Options within six months from the Date of Grant.

Notifications

Securities Law Notification.  WARNING: This offer of Options and the Shares to be issued upon exercise of the Options do not constitute a public offer of securities. The offer is available only to  employees  of  the  Company  or  a   Subsidiary  of  the  Company  or  under  a   small  offering exemption to 50 or fewer offerees in Hong Kong over a 12‐month period. The contents of the Agreement, including this Appendix, and the Plan have not been reviewed by any regulatory authority in Hong Kong. Participant is advised to exercise caution in relation to the offer. If Participant has any doubt about any of the contents of the Agreement, this Appendix, or the Plan, Participant should obtain independent professional advice.

Nature  of  Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). Notwithstanding the foregoing, if the Plan is deemed to constitute an occupational retirement scheme for the purposes of ORSO, then Participant’s grant shall be void.

MALAYSIA

Terms and Conditions

Securities Law Notification. Participant should be aware that Malaysian insider-trading rules may impact Participant’s acquisition or disposal of Shares or rights to Shares under the Plan. Under the Malaysian insider-trading rules, Participant is prohibited from acquiring Shares or rights to Shares (e.g., including the Option granted under the Plan) or selling Shares when Participant possesses information which is not generally available and which Participant knows or should know will have a material effect on the price of the Company's common stock once such information is generally available. By accepting this grant, Participant acknowledges that he or she is not in possession of any material, non-publicly disclosed information regarding the Company at the time of grant and will not acquire or sell Shares when in possession of any material, non-publicly disclosed information regarding the Company.

In the case of any uncertainty about whether the Malaysian insider-trading rules apply, Participant should consult his or her personal legal advisor.

Notification

Director Notification. If Participant is a director of a Malaysian Subsidiary, Participant is subject to certain notification requirements under the Malaysian Companies Act, 1965. Among these requirements is an obligation to notify the Malaysian Subsidiary in writing when Participant receives or disposes of an interest (e.g., Options, Shares) in the Company or any Subsidiary. These notifications must be made within fourteen days of acquiring or disposing of any interest in the Company or any Subsidiary.

PORTUGAL

Notifications

Exchange Control Information. If Participant acquires Shares under the Plan and does not hold the shares with a Portuguese financial intermediary, Participant may need to file a report with the Portuguese Central Bank. If the Shares are held by a Portuguese financial intermediary, it will file the report for Participant.

SINGAPORE

Terms and Conditions

Securities Law Notification. The Option grant is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that the Award is subject to section 257 of the SFA and Participant will not be able to make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the Option in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA. The Company’s common stock is currently traded on the New York Stock Exchange which is located outside of Singapore, under the ticker symbol “SSNI” and Shares acquired under the Plan may be sold through this exchange.

In addition, Participant should be aware that Singaporean insider-trading rules may impact Participant’s acquisition or disposal of Shares or rights to Shares under the Plan. Under the Singaporean insider- trading rules, Participant is prohibited from acquiring Shares or rights to Shares (e.g., including the Options granted under the Plan) when Participant possesses information which is not generally available and which Participant knows or should know will have a material effect on the price of the Company’s common stock once such information is generally available. By accepting this grant, Participant acknowledges that he or she is not in possession of any material, non-publicly disclosed information regarding the Company at the time of grant and will not acquire or sell Shares when in possession of any material, non-publicly disclosed information regarding the Company.

In the case of any uncertainty about whether the Singaporean insider-trading rules apply, Participant should consult his or her personal legal advisor.

Notification

Director Notification.  If Participant is a director, associate director or shadow director1 of a Singapore Subsidiary, Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when Participant receives or disposes of an interest (e.g., Options, Shares) in the Company or any related company. These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any Subsidiary or within two business days of becoming a director if such an interest in the Company or any Subsidiary exists at the time.

THAILAND

Notification

Exchange Control Information. If Participant remits funds out of Thailand to pay the Exercise Price, under current exchange control regulations, up to US$1,000,000 may be remitted out of Thailand per year to purchase Shares (and otherwise invest in securities abroad) by submitting an application to an authorized agent (i.e., a commercial bank authorized by the Bank of Thailand to engage in the purchase, exchange and withdrawal of foreign currency). The application includes a Foreign Exchange Transaction  form, a letter describing the Option, a copy of the Plan and related documents, and evidence showing the nexus between the Company and the Employer.

Regardless of the method of payment used to pay the Exercise Price, Participant must repatriate any funds received pursuant to the Plan (e.g., proceeds from the sale of Shares, cash dividends unless they are immediately reinvested in the Company’s common stock) to Thailand immediately upon receipt if the amount of such funds is equal to or greater than US$50,000 in a single transaction. In this case, Participant must convert such funds to Thai Baht or deposit the funds in a foreign exchange account with a commercial bank in Thailand within 360 days of repatriation and report the inward remittance by submitting a Foreign Exchange Transaction Form to an authorized agent (i.e., a commercial bank authorized by the Bank of Thailand to engage in the purchase, exchange and withdrawal of foreign currency).

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. This provision supplements Section 8 (“Responsibility for Taxes”) of the Agreement:

If payment or withholding of tax is not made within 90 days of the event giving rise to the Tax-Related Items (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected tax will constitute a loan owed by Participant to the Employer, effective on the Due Date. Participant agrees that the loan will bear interest at then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 8 of the Agreement. Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), Participant will not be eligible for such a loan to cover the taxes due. In the event that Participant is a director or executive officer and tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected tax may constitute a benefit to Participant on which additional income tax and National Insurance contributions will be payable. Participant acknowledges that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-

1  A shadow director is an individual who is not on the board of directors of a company but who has sufficient control so that the board of directors acts in accordance with the “directions or instructions” of the individual.

assessment regime and for reimbursing the Company or the Employer (as applicable) for the value of any employee NICs due on this additional benefit which may be recovered from Participant by the Company or the Employer at any time thereafter by any of the means referred to in Section 8 of the Agreement.

In addition, Participant agrees that the Company and/or the Employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right Participant may have to recover any overpayment from the relevant tax authorities.

SILVER SPRING NETWORKS, INC.

2012 EQUITY INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK AWARD

GRANT NUMBER:

Unless otherwise defined herein, the terms defined in the Silver Spring Networks, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Award (the “Notice”).

Name:___________________

Address:___________________

You (“Participant”) have been granted an award of Restricted Shares of Common Stock of the Company under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Restricted Stock Agreement including the Appendix, which includes any applicable country-specific provisions (together the “Agreement”).

Total Number of Restricted Shares Awarded:  _______

Fair Market Value per Restricted Share:  $_______

Total Fair Market Value of Award:  $_______

Purchase Price per Restricted Share:  $_______

Total Purchase Price for all Restricted Shares:  $_______

Date of Grant:  _______

Vesting Commencement Date:  _______

Vesting Schedule:Subject to the limitations set forth in this Notice, the Plan and the Agreement, the Restricted Shares will vest and the right of repurchase shall lapse, in whole or in part, in accordance with the following schedule: [INSERT VESTING SCHEDULE]

You understand that unless otherwise provided in an employment agreement, your employment or consulting relationship with the Company or one of its Subsidiaries is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice, the Agreement or the Plan changes the at-will nature of that relationship.  You acknowledge that the vesting of the Restricted Shares pursuant to this Notice is earned only by continuing service as an Employee, Director or Consultant of the Company.  You also understand that this Notice is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference.  You have read both the Agreement and the Plan.   If the Agreement is not executed by you within thirty (30) days of the Date of Grant above, then this grant shall be void.

SILVER SPRING NETWORKS, INC.RECIPIENT:

By: _______________________                                Signature________________________

Its: _______________________                                 Please Print Name_________________

SILVER SPRING NETWORKS, INC.
2012 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT, including the Appendix, which includes any applicable country-specific provisions (together this “Agreement”) is made as of __________________, 20__ by and between Silver Spring Networks, Inc.., a Delaware corporation (the “Company”), and ___________________________________ (“Participant”) pursuant to the Company’s 2012 Equity Incentive Plan (the “Plan”).  Unless otherwise defined herein, the terms defined in the Plan shall have the same meanings in this Agreement.

1.Sale of Stock.  Subject to the terms and conditions of this Agreement, on the Purchase Date (as defined below) the Company will issue and sell to Participant, and Participant agrees to purchase from the Company the number of Shares shown on the Notice of Restricted Stock Award at a purchase price of $________ per Share. The per Share purchase price of the Shares shall be not less than the par value of the Shares as of the date of the offer of such Shares to the Participant. The term “Shares” refers to the purchased Shares and all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Participant is entitled by reason of Participant’s ownership of the Shares.

2.Time and Place of Purchase.  The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties, or on such other date as the Company and Participant shall agree (the “Purchase Date”). On the Purchase Date, the Company will issue in Participant’s name a stock certificate representing the Shares to be purchased by Participant against payment of the purchase price therefor by Participant by (a) check made payable to the Company, (b) cancellation of indebtedness of the Company to Participant, (c) Participant’s personal services that the Committee has determined have already been rendered to the Company and have a value not less than aggregate par value of the Shares to be issued Participant, or (d) a combination of the foregoing.

3.Restrictions on Resale.  By signing this Agreement, Participant agrees not to sell any Shares acquired pursuant to the Plan and this Agreement at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise or sale. This restriction will apply as long as Participant is providing service to the Company or a Subsidiary of the Company.

3.1Repurchase Right on Termination Other Than for Cause.  For the purposes of this Agreement, a “Repurchase Event” shall mean an occurrence of one of the following:

(i)Termination of Participant’s service, whether voluntary or involuntary and with or without cause;

(ii)resignation, retirement or death of Participant; or

(iii)any attempted transfer by Participant of the Shares, or any interest therein, in violation of this Agreement.

Upon the occurrence of a Repurchase Event, the Company shall have the right (but not an obligation) to purchase the Shares of Participant at a price equal to the Purchase Price per Share (the “Repurchase Right”).  The Repurchase Right shall lapse in accordance with the vesting schedule set forth in the Notice of Restricted Stock Award.  For purposes of this Agreement, “Unvested Shares” means Stock pursuant to which the Company’s Repurchase Right has not lapsed.

3.2Exercise of Repurchase Right.  Unless the Company provides written notice to Participant within 90 days from the date of Termination of Participant’s service to the Company that the Company does not intend to exercise its Repurchase Right with respect to some or all of the Unvested Shares, the Repurchase Right shall be deemed automatically exercised by the Company as of the 90th day following such Termination, provided that the Company may notify Participant that it is exercising its Repurchase Right as of a date prior to such 90th day.  Unless Participant is otherwise notified by the Company pursuant to the preceding sentence that the Company does not intend to exercise its Repurchase Right as to some or all of the Unvested Shares, execution of this Agreement by Participant constitutes written notice to Participant of the Company’s intention to exercise its Repurchase Right with respect to all Unvested Shares to which such Repurchase Right applies at the time of Termination of Participant.  The Company, at its choice, may satisfy its payment obligation to Participant with respect to exercise of the Repurchase Right by either (A) delivering a check to Participant in the amount of the purchase price for the Unvested Shares being repurchased, or (B) in the event Participant is indebted to the Company, canceling an amount of such indebtedness equal to the purchase price for the Unvested Shares being repurchased, or (C) by a combination of (A) and (B) so that the combined payment and cancellation of indebtedness equals such purchase price.  In the event of any deemed automatic exercise of the Repurchase Right by canceling an amount of such indebtedness equal to the purchase price for the Unvested Shares being repurchased, such cancellation of indebtedness shall be deemed automatically to occur as of the 90th day following Termination of Participant’s employment or consulting relationship unless the Company otherwise satisfies its payment obligations.  As a result of any repurchase of Unvested Shares pursuant to the Repurchase Right, the Company shall become the legal and beneficial owner of the Unvested Shares being repurchased and shall have all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Unvested Shares being repurchased by the Company, without further action by Participant.

3.3Acceptance of Restrictions.  Acceptance of the Shares shall constitute Participant’s agreement to such restrictions and the legending of his or her certificates with respect thereto.  Notwithstanding such restrictions, however, so long as Participant is the holder of the Shares, or any portion thereof, he or she shall be entitled to receive all dividends declared on and to vote the Shares and to all other rights of a stockholder with respect thereto.

3.4Non-Transferability of Unvested Shares.  In addition to any other limitation on transfer created by applicable securities laws or any other agreement between the Company and Participant, Participant may not transfer any Unvested Shares, or any interest therein, unless consented to in writing by a duly authorized representative of the Company.  Any purported transfer is void and of no effect, and no purported transferee thereof will be recognized as a holder of the Unvested Shares for any purpose whatsoever.  Should such a transfer purport to occur, the Company may refuse to carry out the transfer on its books, set aside the transfer, or exercise any other legal or equitable remedy.  In the event the Company consents to a transfer of Unvested Shares, all transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement, including, insofar as applicable, the Repurchase Right.  In the event of any purchase by the Company hereunder where the Shares or interest are held by a transferee, the transferee shall be obligated, if requested by the Company, to transfer the Shares or interest to the Participant for consideration equal to the amount to be paid by the Company hereunder.  In the event the Repurchase Right is deemed exercised by the Company, the Company may deem any transferee to have transferred the Shares or interest to Participant prior to their purchase by the Company, and payment of the purchase price by the Company to such transferee shall be deemed to satisfy Participant’s obligation to pay such transferee for such Shares or interest, and also to satisfy the Company’s obligation to pay Participant for such Shares or interest.

3.5Assignment.  The Repurchase Right may be assigned by the Company in whole or in part to any persons or organization.

4.Restrictive Legends and Stop Transfer Orders.

4.1Legends.  The certificate or certificates representing the Shares shall bear the following legend (as well as any legends required by applicable state and federal corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

4.2Stop-Transfer Notices.  Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

4.3Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as the owner or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

5.No Rights as Employee, Director or Consultant.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s service, for any reason, with or without cause.

6.Miscellaneous.

6.1Acknowledgement.  The Company and Participant agree that the Restricted Shares are granted under and governed by the Notice, this Agreement and by the provisions of the Plan (incorporated herein by reference).  Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the Restricted Shares subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

6.2Entire Agreement; Enforcement of Rights.  This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

6.3Compliance with Laws and Regulations.  The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable local, foreign, state and federal laws and regulations and with all applicable requirements of any exchange control authority and stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer.

6.4Governing Law; Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Mateo, California, or the federal courts for the United States for the Northern District of California and no other courts, where this grant is made and/or to be performed.

6.5Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

6.6Notices.  Any notice to be given under the terms of the Plan shall be addressed to the Company in care of its principal office, and any notice to be given to the Participant shall be addressed to such Participant at the address maintained by the Company for such person or at such other address as the Participant may specify in writing to the Company.

6.7Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall he deemed an original and all of which together shall constitute one instrument.

6.8Responsibility for Taxes.  Regardless of any action the Company or Participant’s employer, if different, (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Shares, including, but not limited to, the issuance of Shares, the grant and vesting of the Shares, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Shares to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if Participant has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by withholding a number of Shares with a fair market value (determined on the date the Shares are issued) equal to the minimum amount the Company is required to withhold for Tax-Related Items.  To the extent net Share withholding results in negative tax or accounting treatment, the Company shall withhold by one or more of the following alternative methods:  (i) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or (ii) withholding from proceeds of the sale of Shares available upon vesting of the Shares either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested Shares, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Participant’s participation in the Plan.

Finally, Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or release the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

6.9U.S. Tax Consequences.  Upon vesting of Shares, Participant will include in taxable income the difference between the fair market value of the vesting Shares, as determined on the date of their vesting, and the price paid for the Shares.  This will be treated as ordinary income by Participant and will be subject to withholding by the Company when required by applicable law.  In the absence of an Election (defined below), the Company shall withhold all Tax-Related Items in accordance with Section 6.8(iii) above. If Participant makes an Election, then Participant must, prior to making the Election, pay in cash (or check) to the Company an amount equal to the amount the Company is required to withhold for income and employment taxes.

7.Section 83(b) Election.  Participant hereby acknowledges that he or she has been informed that, with respect to the purchase of the Shares, an election may be filed by the Participant with the Internal Revenue Service, within 30 days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase (the “Election”).  Making the Election will result in recognition of taxable income to the Participant on the date of purchase, measured by the excess, if any, of the Fair Market Value of the Shares over the purchase price for the Shares.  Absent such an Election, taxable income will be measured and recognized by Participant at the time or times on which the Company’s Repurchase Right lapses.  Participant is strongly encouraged to seek the advice of his or her own tax consultants in connection with the purchase of the Shares and the advisability of filing of the Election.  PARTICIPANT ACKNOWLEDGES THAT IT IS SOLELY PARTICIPANT’S RESPONSIBILITY, AND NOT THE COMPANY’S RESPONSIBILITY, TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF PARTICIPANT REQUESTS THE COMPANY, OR ITS REPRESENTATIVE, TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.

8.Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

9.Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

10.Appendix.  Notwithstanding any provisions in this Agreement, the Shares shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for Participant’s country of residence.  Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.  The Appendix constitutes part of this Agreement.

11.Imposition of Other Requirements.  The Company reserves the right to impose other requirements on Participant’s participation in the Plan and on any Shares, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

The parties have executed this Agreement as of the date first set forth above.

SILVER SPRING NETWORKS, INC.

By:

Its:

RECIPIENT:

Signature

Please Print Name

APPENDIX TO THE

RESTRICTED STOCK AGREEMENT under the

SILVER SPRING NETWORKS, INC.

2012 EQUITY INCENTIVE PLAN

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Restricted Shares of Common Stock (“Shares”) granted to Participant under the Silver Spring Networks, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) if Participant resides in one of the countries listed below.  Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan, the Notice of Restricted Stock Award (the “Notice”) and/or the Restricted Stock Agreement (the “Agreement”).

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to his or her participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of June 2012.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time that the Shares are issued or vest.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result.

Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently working, transfers after the Date of Grant or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant.

Australia

Terms and Conditions

Vesting of Shares.  Notwithstanding anything to the contrary in the Notice, the Agreement, or the Plan, the Shares will not vest in accordance with the Vesting Schedule unless and until the Shares are of the same class of securities which have been quoted on a financial market operated by Australian Stock Exchange Limited or an approved foreign market throughout the 12 month period immediately preceding the vest date without suspension for more than a total of two (2) trading days during that period in keeping with the Australia Securities and Investments Commission’s Class Order 03/184.

Once the underlying Shares have been quoted on a financial market for the 12 month period described above, and provided Participant continues to be employed by the Company or one of its Subsidiaries, Participant will receive a vesting credit for that portion of the Shares that would have vested in accordance with the Vesting Schedule as of the date the 12 month period has been met, and the remaining portion of the Shares will vest in accordance with the Vesting Schedule and the Agreement.

Notification

Securities Law Notice.  If Participant acquires Shares under the Plan and Participant offers such Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law.  Participant should obtain legal advice on Participant’s disclosure obligations prior to making any such offer.

Brazil

Terms and Conditions

Compliance with Law.  By accepting the Shares, Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the Shares, the receipt of any dividends, and the sale of Shares acquired under the Plan.

Exchange Control Information.  If Participant is a resident or domiciled in Brazil, he or she will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000 (approximately BRL206,490 as of June 2012).  Assets and rights that must be reported include Shares.

Hong Kong

Terms and Conditions

Securities Law Notification.  The offer of the Shares do not constitute a public offering of securities under Hong Kong law.  The offer is available only to employees of the Company or its Subsidiaries participating in the Plan or under a small offering exemption to 50 or fewer offerees in Hong Kong over a 12-month period.  Participant should be aware that the contents of the Agreement have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong.  Nor have the documents been reviewed by any regulatory authority in Hong Kong.  The Shares are intended only for the personal use of each Participant and may not be distributed to any other person.  Participant is advised to exercise caution in relation to the offer.  If Participant is in any doubt about any of the contents of the Agreement, including this Appendix, or the Plan, Participant should obtain independent professional advice.

Payable Only in Shares.   Notwithstanding any discretion in the Plan, the grant of Shares does not provide any right for Participant to receive a cash payment.

Sale of Shares.  In the event the Shares vest within six months of the Date of Grant, Participant agrees that he or she will not dispose of the Shares acquired prior to the six-month anniversary of the Date of Grant.

Occupational Retirement Schemes Ordinance Alert.  The Company specifically intends that neither the Award nor the Plan will be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).

Portugal

Notification

Exchange Control Information.   If Participant does not hold the Shares with a Portuguese financial intermediary, Participant may need to file a report with the Portuguese Central Bank.  If the Shares are held by a Portuguese financial intermediary, then it will file the report for Participant.

United Kingdom

Terms and Conditions

Responsibility for Taxes.  This provision supplements Section 6.8 of the Agreement:

If payment or withholding of tax is not made within ninety (90) days of the event giving rise to the tax (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected tax will constitute a loan owed by Participant to the Employer, effective on the Due Date.  Participant agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 6.8 of the Agreement.  Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Participant will not be eligible for such a loan to cover the taxes due.  In the event that Participant is a director or executive officer and tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected tax will constitute a benefit to Participant on which additional income tax and National Insurance contributions be payable.  Participant will be responsible for reporting and paying any income tax and National Insurance contributions due on this additional benefit directly to HMRC under the self-assessment regime.

RECEIPT

Silver Spring Networks, Inc.. hereby acknowledges receipt of (check as applicable):

A check in the amount of $_______________

The cancellation of indebtedness in the amount of $_______________

given by _____________________ as consideration for Certificate No. -________ for ________________ shares of Common Stock of Silver Spring Networks, Inc.

Dated: _____________________

SILVER SPRING NETWORKS, INC.

By:

Its:

RECEIPT AND CONSENT

The undersigned Participant hereby acknowledges receipt of a photocopy of Certificate No. ‑________ for ________________ shares of Common Stock of Silver Spring Networks, Inc. (the “Company”).

The undersigned further acknowledges that the Secretary of the Company, or his or her designee, is acting as escrow holder pursuant to the Restricted Stock Agreement that Participant has previously entered into with the Company. As escrow holder, the Secretary of the Company, or his or her designee, holds the original of the aforementioned certificate issued in the undersigned’s name.  To facilitate any transfer of Shares to the Company pursuant to the Restricted Stock Agreement, Participant has executed the attached Assignment Separate from Certificate.

Dated: _____________________, 20____

Signature

Please Print Name

STOCK POWER AND ASSIGNMENT

SEPARATE FROM STOCK CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Agreement dated as of __________________, ____, [COMPLETE AT THE TIME OF PURCHASE] (the “Agreement”), the undersigned Participant hereby sells, assigns and transfers unto ___________________________, __________ shares of the Common Stock $0.001, par value per share, of Silver Spring Networks, Inc., a Delaware  corporation (the “Company”), standing in the undersigned's name on the books of the Company represented by Certificate No(s).  ______ [COMPLETE AT THE TIME OF PURCHASE] delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned's attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company.  THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.

Dated: _________________, ___

PARTICIPANT

(Signature)

(Please Print Name)

Instructions to Participant:  Please do not fill in any blanks other than the signature line.  The purpose of this document is to enable the Company and/or its assignee(s) to acquire the shares upon exercise of its “Repurchase Right” set forth in the Agreement without requiring additional action by the Participant.

SILVER SPRING NETWORKS, INC.

2012 EQUITY INCENTIVE PLAN

NOTICE OF STOCK APPRECIATION RIGHT AWARD

GRANT NUMBER:

Unless otherwise defined herein, the terms defined in the Silver Spring Networks, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Stock Appreciation Right Award (the “Notice”).

Name:

Address:

You (“Participant”) have been granted an award of Stock Appreciation Rights (“SARs”) of the Company under the Plan subject to the terms and conditions of the Plan, this Notice and the Global Stock Appreciation Right Award Agreement, including the Appendix, which includes any applicable country-specific provisions (together the “Agreement”).

Grant Number:

Date of Grant:

Vesting Commencement Date:

Fair Market Value on Date of Grant:

Total Number of Shares:

Expiration Date:

Post-Termination Exercise Period:Termination for Cause = None

Voluntary Termination = 3 Months

Termination without Cause = 3 Months

Disability = 12 Months

Death = 12 Months

Vesting Schedule:  Subject to the limitations set forth in this Notice, the Plan and the Agreement, the SAR will vest and may be exercised, in whole or in part, in accordance with the following schedule: [INSERT VESTING SCHEDULE]

You understand that unless otherwise provided in an employment agreement, your employment or consulting relationship or service with the Company or one of its Subsidiaries is for an unspecified duration, can be terminated at any time, and that nothing in this Notice, the Agreement or the Plan changes the nature of that relationship.  You acknowledge that the vesting of the SARs pursuant to this Notice is earned only by continuing service as an Employee, Director or Consultant of the Company or any

Subsidiary.  You also understand that this Notice is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference.  You have read both the Agreement and the Plan.

PARTICIPANT:SILVER SPRING NETWORKS, INC.

Signature:_________________________By:_____________________________

Print Name:Its: _____________________________

Date:  ___________________________Date: ___________________________

SILVER SPRING NETWORKS, INC.

2012 EQUITY INCENTIVE PLAN

GLOBAL STOCK APPRECIATION RIGHT AWARD AGREEMENT

Unless otherwise defined in this Global Stock Appreciation Right Award Agreement, including the Appendix, which includes any applicable country-specific provisions (together the “Agreement”), any capitalized terms used herein shall have the meaning ascribed to them in the Silver Spring Networks, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”).

Participant has been granted Stock Appreciation Rights (“SARs”), subject to the terms and conditions of the Plan, the Notice of Stock Appreciation Right Award (the “Notice”) and this Agreement.

1.Vesting Rights.  Subject to the applicable provisions of the Plan and this Agreement, this SAR may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice.

2.Termination Period.

(a)General Rule.  Except as provided below, and subject to the Plan, this SAR may be exercised for 3 months after Termination of Participant’s employment with the Company or any Subsidiary.  In no event shall this SAR be exercised later than the Expiration Date set forth in the Notice.

(b)Death; Disability.  Unless provided otherwise in the Notice, upon the Termination of Participant’s service to the Company or any Subsidiary by reason of his or her Disability or death, or if a Participant dies within three months of the Termination Date, this SAR may be exercised for twelve months, provided that in no event shall this SAR be exercised later than the Expiration Date set forth in the Notice.

(c)Cause.  Upon the Termination of Participant’s employment by the Company or any Subsidiary for Cause, the SAR shall expire on such date of Participant’s Termination Date.  For purposes of this Agreement, “Cause” shall be defined in the Plan.

3.Grant of SAR.  Participant named in the Notice has been granted a SAR for the number of Shares set forth in the Notice at the fair market value set forth in the Notice.  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

4.Exercise of SAR.

(a)Right to Exercise.  This SAR is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice and the applicable provisions of the Plan and this Agreement.  In the event of Participant’s death, Disability, Termination for Cause or other Termination, the exercisability of the SAR is governed by the applicable provisions of the Plan, the Notice and this Agreement.

(b)Method of Exercise.  This SAR is exercisable by delivery of an exercise notice (the “Exercise Notice”), which shall state the election to exercise the SAR, the number of SARS to be exercised (the “Exercised SARs”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice shall be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company.  This SAR shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice.

(c)No Shares shall be issued pursuant to the exercise of this SAR unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed.  Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to Participant on the date the SAR is exercised with respect to such Exercised Shares.

5.Non-Transferability of SAR.  This SAR may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Participant only by Participant unless otherwise permitted by the Committee on a case-by-case basis.  The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

6.Term of SAR.  This SAR shall in any event expire on the expiration date set forth in the Notice, which date is 10 years after the Date of Grant.

7.Responsibility for Taxes.  Regardless of any action the Company or Participant’s employer, if different, (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the SAR, including, but not limited to, the grant, vesting or exercise of the SAR, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the SAR to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if Participant has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or (ii) withholding from proceeds of the sale of Shares acquired at exercise of the SAR either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or (iii) withholding in Shares to be issued at exercise of the SAR.  If Participant is a Section 16 officer, then Participant may elect the form of withholding or the Committee may determine that a particular method be used to satisfy any Tax‑Related Items withholding.

To avoid any negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the exercised SARs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Participant’s participation in the Plan.

Finally, Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

8.U.S. Tax Consequences.  For Participants subject to U.S. income tax, some of the U.S. federal tax consequences relating to this SAR, as of the date of this SAR, are set forth below.  All other Participants should consult a tax advisor for tax consequences relating to this SAR in their respective jurisdiction.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS SAR.  Participant will incur federal ordinary income tax liability upon exercise of the SAR.  Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their Fair Market Value on the Date of Grant.  If Participant is an Employee or a former Employee, the Company will be required to withhold from his or her compensation an amount equal to the minimum amount the Company is required to withhold for income and employment taxes or collect from Participant and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.  If Participant holds the Shares received upon exercise of the SAR for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

9.Acknowledgement.  The Company and Participant agree that the SAR is granted under and governed by the Notice, this Agreement and by the provisions of the Plan (incorporated herein by reference).  Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the SAR subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

10.Entire Agreement; Enforcement of Rights.  This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

11.Compliance with Laws and Regulations.  The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable local, foreign, state and federal laws and regulations and with all applicable requirements of any exchange control authority and stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer.

12.Governing Law; Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Mateo,

California, or the federal courts for the United States for the Northern District of California and no other courts, where this grant is made and/or to be performed.

13.No Rights as Employee, Director or Consultant.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s service, for any reason, with or without cause.

14.Nature of Grant.  In accepting the SAR, Participant acknowledges, understands and agrees that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time;

(b)the grant of the SAR is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c)all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

(d)Participant’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Participant’s employment or service relationship (if any) at any time;

(e)Participant is voluntarily participating in the Plan;

(f)the SAR and any Shares acquired under the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of Participant’s employment or service contract, if any;

(g)the SAR grant and Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Subsidiary;

(h)the future value of the Shares underlying the SAR is unknown and cannot be predicted with certainty;

(i)if the underlying Shares do not increase in value, the SAR will have no value;

(j)no claim or entitlement to compensation or damages shall arise from forfeiture of the SAR resulting from Termination of Participant’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and in consideration of the grant of the SAR to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company or the Employer, waives Participant’s ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims; and

(k)if Participant resides outside the U.S., the following additional provisions shall apply:

(i) the SAR and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(ii) the SAR and any Shares acquired under the Plan are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, or any Subsidiary; and

(iii) in the event of Termination of Participant’s employment (whether or not in breach of local labor laws), any right to vest in the option will terminate and any post-Termination exercise period will be measured as of the date of Participant’s Termination of active employment and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when Participant is no longer providing active employment for purposes of this SAR grant.

15.Data Privacy.  If Participant resides outside the U.S., Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other SAR grant materials by and among, as applicable, the Employer, the Company, its Subsidiaries and Parent for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all SARs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to _______________ or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country.  Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative.  Participant authorizes the Company, _______________ and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan.  Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.  Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative.  Participant understands, however, that refusing or withdrawing Participant’s consent may affect Participant’s ability to participate in the Plan.  For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant’s local human resources representative.

16.No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares.  Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

17.Electronic Delivery.    The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

18.Language.    If Participant has received this Agreement, or any other document related to the SAR and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

19.Appendix.    Notwithstanding any provisions in this Agreement, the SAR grant shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for Participant’s country of residence.  Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.  The Appendix constitutes part of this Agreement.

20.Imposition of Other Requirements.    The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the SAR and on any Shares purchased upon exercise of the SAR, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the forgoing.

*   *   *   *   *

By Participant’s signature and the signature of the Company’s representative on the Notice, Participant and the Company agree that this SAR is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement.  Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice, and fully understands all provisions of the Plan, the Notice and this Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and the Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated on the Notice.

APPENDIX TO THE

GLOBAL STOCK APPRECIATION RIGHT AWARD AGREEMENT under the

SILVER SPRING NETWORKS, INC.

2012 EQUITY INCENTIVE PLAN

Terms and Conditions

This Appendix includes additional terms and conditions that govern the SAR granted to Participant under the Silver Spring Networks, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) if Participant resides in one of the countries listed below.  Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan, the Notice of Stock Appreciation Right Award (the “Notice”) and/or the Global Stock Appreciation Right Award Agreement (the “Agreement”).

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to his or her participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of June 2012.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time that the SAR vests, Participant exercises his or her SAR, or Participant sells the Shares acquired upon exercise of the SAR under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result.

Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently working, transfers after the Date of Consent or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant.

Australia

Terms and Conditions

Exercise.  This provision supplements Section 4 (“Exercise of SAR”) of the Agreement:

Participant may not vest in nor exercise his or her SAR unless and until the Shares that are the subject of the SAR are in the same class as securities which have been quoted on a financial market operated by Australian Stock Exchange Limited or an approved foreign market throughout a 12 month period immediately preceding the exercise date without suspension for more than a total of two (2) trading days during that period in keeping with the Australia Securities and Investments Commission’s Class Order 03/184.

Once the Shares underlying the SARs have been quoted on a financial market for the 12 month period described above, and provided Participant continues to be employed by the Company or one of its Subsidiaries, Participant will receive a vesting credit for that portion of the SAR that would have vested in accordance with the Vesting Schedule as of the date the 12 month period has been met , and the remaining portion of the SAR will vest in accordance with the terms of the Agreement and the Vesting Schedule set forth in the Notice.

Furthermore, the Expiration Date of SAR shall be a date which is no greater than seven (7) years from the Date of Grant.  Accordingly, notwithstanding Section 6 of the Agreement, the SAR may not be exercised after the expiration of seven (7) years from the Date of Grant.

Notification

Securities Law Notice.  If Participant purchases Shares under the Plan and Participant offers such Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law.  Participant should obtain legal advice on Participant’s disclosure obligations prior to making any such offer.

Brazil

Terms and Conditions

Compliance with Law.  By accepting the SAR, Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the exercise of the SAR, the receipt of any dividends, and the sale of Shares acquired under the Plan.

Notifications

Exchange Control Information.  If Participant is a resident or domiciled in Brazil, he or she will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000 (approximately BRL206,490  as of June 2012).  Assets and rights that must be reported include Shares acquired under the Plan.

Hong Kong

Terms and Conditions

Securities Law Compliance.  To facilitate compliance with securities laws in Hong Kong, Participant agrees not to sell the Shares issued upon exercise of the SARs within six months from the Date of Grant.

Notifications

Securities Law Notification.    Warning:  This offer of SARs and the Shares to be issued upon exercise of the SARs do not constitute a public offer of securities.  The offer is available only to employees of the Company or a Subsidiary of the Company or under a small offering exemption to 50 or fewer offerees in Hong Kong over a 12-month period.  The contents of the Agreement, including this Appendix, and the Plan have not been reviewed by any regulatory authority in Hong Kong.  Participant is advised to exercise caution in relation to the offer.  If Participant has any doubt about any of the contents of the Agreement, this Appendix, or the Plan, Participant should obtain independent professional advice.

Nature of Scheme.  The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).  Notwithstanding the foregoing, if the Plan is deemed to constitute an occupational retirement scheme for the purposes of ORSO, then Participant’s grant shall be void.

Portugal

Notifications

Exchange Control Information.  If Participant acquires Shares under the Plan and does not hold the shares with a Portuguese financial intermediary, Participant may need to file a report with the Portuguese Central Bank.  If the Shares are held by a Portuguese financial intermediary, it will file the report for Participant.

United Kingdom

Terms and Conditions

Responsibility for Taxes.  This provision supplements Section 7 (“Responsibility for Taxes”) of the Agreement:

If payment or withholding of tax is not made within 90 days of the event giving rise to the Tax-Related Items (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected tax will constitute a loan owed by Participant to the Employer, effective on the Due Date.  Participant agrees that the loan will bear interest at then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 7 of the Agreement.  Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), Participant will not be eligible for such a loan to cover the taxes due.  In the event that Participant is a director or executive officer and tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected tax will constitute a benefit to Participant on which additional income tax and National Insurance contributions will be payable.  Participant will be responsible for reporting and paying any income tax and National Insurance contributions due on this additional benefit directly to HMRC under the self-assessment regime.

In addition, Participant agrees that the Company and/or the Employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right Participant may have to recover any overpayment from the relevant tax authorities.

SILVER SPRING NETWORKS, INC.

2012 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

GRANT NUMBER:  _____

Unless otherwise defined herein, the terms defined in the Silver Spring Networks, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (the “Notice”).

Name:________________________________________________

You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Global Award Agreement (Restricted Stock Units), including the Appendix, which includes any applicable country-specific provisions (together the “Agreement”).

Number of RSUs:_____________________________________

Date of Grant:_____________________________________

Vesting Commencement Date:_____________________________________

Expiration Date:The date on which settlement of all RSUs granted hereunder occurs, with earlier expiration upon the Termination Date.

Vesting Schedule:    Subject to the limitations set forth in this Notice, the Plan and the Agreement, the RSUs will vest in accordance with the following schedule: _____________________________

You understand that unless otherwise provided in an employment agreement, your employment or consulting relationship or service with the Company or one of its Subsidiaries is for an unspecified duration, can be terminated at any time, and that nothing in this Notice, the Agreement or the Plan changes the nature of that relationship.  You acknowledge that the vesting of the RSUs pursuant to this Notice is earned only by continuing service as an Employee, Director or Consultant of the Company and any Subsidiary.  You also understand that this Notice is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference.  You have read both the Agreement and the Plan.

PARTICIPANTSILVER SPRING NETWORKS, INC.

Print Name: ______________________________          By: _________________________

                            Its:  ____________________________

SILVER SPRING NETWORKS, INC.
GLOBAL AWARD AGREEMENT (RESTRICTED STOCK UNITS) TO THE SILVER SPRING NETWORKS, INC.  2012 EQUITY INCENTIVE PLAN

Unless otherwise defined herein, the terms defined in the Silver Spring Networks, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Global Award Agreement (Restricted Stock Units), including the Appendix, which includes any applicable country-specific provisions (together the “Agreement”).

Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this Agreement.

1.Settlement. Settlement of RSUs shall be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice.  Settlement of RSUs shall be in Shares.

2.No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right dividends or to vote such Shares.

3.Dividend Equivalents. Dividends, if any (whether in cash or Shares), shall not be credited to Participant.

4.No Transfer. The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

5.Termination. If Participant’s service Terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate. In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.

6.Responsibility for Taxes.  Regardless of any action the Company or Participant’s employer, if different, (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU, including, but not limited to, the grant, vesting or settlement of the RSU, the issuance of Shares upon settlement of the RSU, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSU to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax- Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at theirdiscretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or (ii) withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the RSU either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or (iii) withholding in Shares to be issued upon vesting/settlement of the RSU. If Participant is a Section 16 officer, then Participant may elect the form of withholding or the Committee may determine that a particular method be used to satisfy any Tax-Related Items withholding.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSU, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax- Related Items due as a result of any aspect of Participant’s participation in the Plan.

Finally, Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

7.U.S. Tax Consequences. If Participant is subject to U.S. income tax, Participant acknowledges that there will be tax consequences upon settlement of the RSUs or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such settlement or disposition. Upon vesting of the RSU, Participant will include in income the fair market value of the Shares subject to the RSU. The included amount will be treated as ordinary income by Participant and will be subject to withholding by the Company when required by applicable law. Upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Shares are held for more than one year from the date of settlement. Further, an RSU may be considered a deferral of compensation that may be subject to Section 409A of the Code. Section 409A of the Code imposes special rules to the timing of making and effecting certain amendments of this RSU with respect to distribution of any deferred compensation. Participant should consult with his or her personal tax advisor for more information on the actual and potential tax consequences of this RSU.

8.Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement and the provisions of the Plan. Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

9.Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

10.Compliance with Laws and Regulations.    The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable local, foreign, state and federal laws and regulations and with all applicable requirements of any exchange control authority and stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer.

11.Governing Law; Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Mateo, California, or the federal courts for the United States for the Northern District of California and no other courts, where this grant is made and/or to be performed.

12.No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s service, for any reason, with or without cause.

13.Nature of Grant. In accepting the grant, Participant acknowledges, understands and agrees that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b)the grant of the RSU is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past;

(c)all decisions with respect to future RSU grants, if any, will be at the sole discretion of the Company;

(d)the RSU grant and Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Subsidiary;

(e)Participant’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Participant’s employment or service relationship (if any) at any time;

(f)Participant is voluntarily participating in the Plan;

(g)the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(h)sno claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from Termination of Participant’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws and whether or not later found to be invalid), and in consideration of the grant of the RSUs to which  Participant  is  otherwise  not entitled, Participant irrevocably agrees never to institute any claim against the Company or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims; and

(i)if Participant resides outside the U.S., the following additional provisions shall apply:

(i)the RSU and the Shares subject to the RSU are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of Participant’s employment or service contract, if any;

(ii)the RSU and the Shares subject to the RSU are not intended to replace any pension rights or compensation;

(iii)the RSU and the Shares subject to the RSU are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long- service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any subsidiary or affiliate of the Company; and

(iv)in the event of Termination of Participant’s employment (whether or not in breach of local labor laws and whether or not later found to be invalid), Participant’s right to vest in the RSU under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of the RSU grant.

14.No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

15.Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Employer, the Company, its Subsidiaries and Parent for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to a stock plan service provider selected by the Company, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Participant understands, however, that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

16.Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

17.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

18.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

19.Appendix. Notwithstanding any provisions in this Agreement, the RSU grant shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for Participant’s country of residence. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.

20.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSU and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

*   *   *   *  *

By Participant’s signature and the signature of the Company’s representative on the Notice, Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address.

APPENDIX TO THE

GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT UNDER THE SILVER SPRING NETWORKS, INC.

2012 EQUITY INCENTIVE PLAN

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Restricted Stock Units (“RSUs”) granted to Participant under the Silver Spring Networks, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) if Participant resides in one of the countries listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and/or the Global Award Agreement (Restricted Stock Units)(the “Agreement”).

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of August 2013. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time that the RSU vests and Shares are issued or Participant sells the Shares issued at vesting under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result.

Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently working, transfers after the Date of Grant or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant.

AUSTRALIA

Terms and Conditions

Australian Addendum. Participant’s right to participate in the Plan, vest in the RSUs, and receive the Shares underlying the RSUs granted under the Plan are subject to the terms and conditions stated in the Plan, the Australian Addendum, the Agreement and this Appendix. The Plan is intended to comply with the provisions of the Australian Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Instrument 13-0813, signed on 25 June 2013 and gazetted on 2 July 2013.

Notification

Securities Law Notice. If Participant acquires Shares under the Plan and Participant offers such Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Participant should obtain legal advice on Participant’s disclosure obligations prior to making any such offer.

BRAZIL

Terms and Conditions

Compliance with Law. By accepting the RSUs, Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of RSUs, the receipt of any dividends, and the sale of Shares acquired under the Plan.

Exchange Control Information. If Participant is a resident or domiciled in Brazil, he or she will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000 (approximately BRL201,070 as of May 2013). Assets and rights that must be reported include Shares acquired upon vesting of the RSUs.

HONG KONG

Terms and Conditions

Securities Law Notification.    The offer of the  RSUs  and the Shares subject  to  the RSUs  do not constitute a public offering  of securities under  Hong  Kong  law.  The offer  is  available  only  to employees of  the Company or its  Subsidiaries participating  in  the Plan or under a small offering  exemption  to  50 or  fewer offerees  in  Hong  Kong over a 12-month period. Participant should be aware  that the contents  of  the Agreement have not been  prepared  in accordance with and are not intended  to constitute a  “prospectus” for a public offering of  securities under  the applicable securities  legislation  in Hong  Kong.  Nor have the documents been reviewed  by any regulatory authority  in  Hong  Kong.  The  RSUs  are intended only  for the personal  use  of each  Participant and may not be distributed  to any other  person.  Participant  is advised to exercise caution  in  relation  to  the offer. If Participant  is  in any doubt about  any of the contents of  the Agreement, including this  Appendix, or  the Plan, Participant should obtain independent professional advice.

Payable Only in Shares. Notwithstanding any discretion in the Plan, the grant of RSUs does not provide any right for Participant to receive a cash payment, and the RSUs are payable in Shares only.

Sale of Shares. In the event the RSUs vest within six months of the Date of Grant, Participant agrees that he or she will not dispose of the Shares acquired prior to the six-month anniversary of the Date of Grant.

Occupational Retirement Schemes Ordinance Alert. The Company specifically intends that neither the Award nor the Plan will be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).

MALAYSIA

Terms and Conditions

Securities Law Notification. Participant should be aware that Malaysian insider-trading rules may impact Participant’s acquisition or disposal of Shares or rights to Shares under the Plan. Under the Malaysian insider-trading rules, Participant is prohibited from acquiring Shares or rights to Shares (e.g., including the RSUs granted under the Plan) or selling Shares when Participant possesses information which is not generally available and which Participant knows or should know will have a material effect on the price of the Company's common stock once such information is generally available. By accepting this grant, Participant acknowledges that he or she is not in possession of any material, non-publicly disclosed information regarding the Company at the time of grant and will not acquire or sell Shares when in possession of any material, non-publicly disclosed information regarding the Company.

In the case of any uncertainty about whether the Malaysian insider-trading rules apply, Participant should consult his or her personal legal advisor.

Notification

Director Notification. If Participant is a director of a Malaysian Subsidiary, Participant is subject to certain notification requirements under the Malaysian Companies Act, 1965. Among these requirements is an obligation to notify the Malaysian Subsidiary in writing when Participant receives or disposes of an interest (e.g., RSUs, Shares) in the Company or any Subsidiary. These notifications must be made within fourteen days of acquiring or disposing of any interest in the Company or any Subsidiary.

PORTUGAL

Notification

Exchange Control Information. If Participant does not hold the Shares acquired at vesting of the RSUs with a Portuguese financial intermediary, Participant may need to file a report with the Portuguese Central Bank. If the Shares are held by a Portuguese financial intermediary, then it will file the report for Participant.

SINGAPORE

Terms and Conditions

Securities Law Notification. The grant of RSUs is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that the Award is subject to section 257 of the SFA and Participant will not be able to make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the RSUs in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA. The Company’s common stock is currently traded on the New York Stock Exchange which is located outside of Singapore, under the ticker symbol “SSNI” and Shares acquired under the Plan may be sold through this exchange.

In addition, Participant should be aware that Singaporean insider-trading rules may impact Participant’s acquisition or disposal of Shares or rights to Shares under the Plan. Under the Singaporean insider- trading rules, Participant is prohibited from acquiring Shares or rights to Shares (e.g., including the RSUs granted under the Plan) when Participant possesses information which is not generally available and which Participant knows or should know will have a material effect on the price of the Company’s common stock once such information is generally available. By accepting this grant, Participant acknowledges that he or she is not in possession of any material, non-publicly disclosed information regarding the Company at the time of grant and will not acquire or sell Shares when in possession of any material, non-publicly disclosed information regarding the Company.

In the case of any uncertainty about whether the Singaporean insider-trading rules apply, Participant should consult his or her personal legal advisor.

Notification

Director Notification. If Participant is a director, associate director or shadow director1 of a Singapore Subsidiary, Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when Participant receives or disposes of an interest (e.g., RSUs, Shares) in the Company or any related company. These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any Subsidiary or within two business days of becoming a director if such an interest in the Company or any Subsidiary exists at the time.

THAILAND

Notification

Exchange Control Information. Participant must repatriate any funds received pursuant to the Plan (e.g., proceeds from the sale of Shares, cash dividends unless they are immediately reinvested in the Company’s common stock) to Thailand immediately upon receipt if the amount of such funds is equal to or greater than US$50,000 in a single transaction. In this case, Participant must convert such funds to Thai Baht or deposit the funds in a foreign exchange account with a commercial bank in Thailand within 360 days of repatriation and report the inward remittance by submitting a Foreign Exchange Transaction Form to an authorized agent (i.e., a commercial bank authorized by the Bank of Thailand to engage in the purchase, exchange and withdrawal of foreign currency).

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. This provision supplements Section 6 of the Agreement:

If payment or withholding of tax is not made within ninety (90) days of the event giving rise to the tax (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected tax will constitute a loan owed by Participant to the Employer, effective on the Due Date. Participant agrees that the loan will bear interest at the then- current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 6 of the Agreement. Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Participant will not be eligible for such a loan to cover the taxes due. In the event that Participant is a director or executive officer and tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected tax may constitute a benefit to Participant on which additional income tax and National Insurance contributions will be payable. Participant acknowledges that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as applicable) for the value of any employee NICs due on this additional benefit which may be recovered from Participant by the Company or the Employer at any time thereafter by any of the means referred to in Section 6 of the Agreement.

1  A shadow director is an individual who is not on the board of directors of a company but who has sufficient control so that the board of directors acts in accordance with the “directions or instructions” of the individual.

SILVER SPRING NETWORKS, INC.

2012 EQUITY INCENTIVE PLAN

NOTICE OF PERFORMANCE SHARES AWARD

GRANT NUMBER:

Unless otherwise defined herein, the terms defined in the Silver Spring Networks, Inc.  (the “Company”) 2012 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Performance Shares Award (the “Notice”).

Name:

Address:

You (“Participant”) have been granted an award of Performance Shares under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Global Performance Shares Award Agreement including the Appendix, which includes any applicable country-specific provisions (together the “Agreement”).

Number of Shares:

Date of Grant:

Vesting Commencement Date:

Expiration Date:The date on which all the Shares granted hereunder become vested, with earlier expiration upon the Termination Date

Vesting Schedule:Subject to the limitations set forth in this Notice, the Plan and the Agreement, the Shares will vest in accordance with the following schedule: [INSERT VESTING SCHEDULE]

You understand that unless otherwise provided in an employment agreement, your employment or consulting relationship or service with the Company or one of its Subsidiaries is for an unspecified duration, can be terminated at any time, and that nothing in this Notice, the Agreement or the Plan changes the nature of that relationship.  You acknowledge that the vesting pursuant to this Notice is earned only upon the applicable certification of attainment of the requisite Performance Factors enumerated above while still in service as an Employee, Director or Consultant of the Company. You also understand that this Notice is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference.  Participant has read both the Agreement and the Plan.

PARTICIPANTSILVER SPRING NETWORKS, INC.

Print Name:Its: _____________________________

Signature:_____________________________By:_____________________________

SILVER SPRING NETWORKS, INC.

GLOBAL PERFORMANCE SHARES AWARD AGREEMENT TO THE

SILVER SPRING NETWORKS, INC. 2012 EQUITY INCENTIVE PLAN

Unless otherwise defined herein, the terms defined in the Silver Spring Networks, Inc.  (the “Company”) 2012 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Global Performance Shares Award Agreement, including the Appendix, which includes any applicable country-specific provisions (together the “Agreement”).

Participant has been granted a Performance Shares Award (“Performance Shares Award”) subject to the terms, restrictions and conditions of the Plan, the Notice of Performance Shares Award (“Notice”) and this Agreement.

1.Settlement.    Performance Shares shall be settled in Shares and the Company’s transfer agent shall record ownership of such Shares in Participant’s name as soon as reasonably practicable after achievement of the Performance Factors enumerated in the Notice.

2.Stockholder Rights.    Participant shall have no right to dividends or to vote Shares until Participant is recorded as the holder of such Shares on the stock records of the Company and its transfer agent.

3.No-Transfer.  Participant’s interest in this Performance Shares Award shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

4.Termination.  Upon Participant’s Termination for any reason, all of Participant’s rights under the Plan, this Agreement and the Notice in respect of this Award shall immediately terminate.  In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.

5.Responsibility for Taxes.  Participant acknowledges that there may be tax consequences arising out of the grant or vesting of the Performance Share Award and issuance of the Shares, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such settlement or disposition.  Regardless of any action the Company or Participant’s employer, if different, (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Shares Award, including, but not limited to, the grant, vesting or settlement of the Performance Shares Award, the issuance of Shares upon settlement of the Performance Shares Award, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Performance Shares Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if Participant has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by withholding a number of Shares with a fair market value (determined on the date the Shares are issued) equal to the minimum amount the Company is required to withhold for Tax-Related Items.  To the extent such net share withholding results in negative tax or accounting treatment, the Company shall withhold by one or more of the following alternative methods:  (i) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or (ii) withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the Performance Shares Award either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization).

If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested Performance Shares Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Participant’s participation in the Plan.

Finally, Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

6.U.S. Tax Consequences.  If Participant is subject to U.S. income tax, upon vesting of the Shares, Participant will include in income the fair market value of the Shares.  The included amount will be treated as ordinary income by Participant and will be subject to withholding by the Company when required by applicable law.  Upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Shares are held for more than one year from the date of issuance.

7.Acknowledgement.  The Company and Participant agree that the Performance Shares Award is granted under and governed by the Notice, this Agreement and by the provisions of the Plan (incorporated herein by reference).  Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the Performance Shares Award subject to all of the terms and conditions set forth herein and those set forth in the Plan, this Agreement and the Notice.

8.Entire Agreement; Enforcement of Rights.  This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

9.Compliance with Laws and Regulations.  The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable local, foreign, state and federal laws and regulations and with all applicable requirements of any exchange control authority and stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer.

10.Governing Law; Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

11.For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Mateo, California, or the federal courts for the United States for the Northern District of California and no other courts, where this grant is made and/or to be performed.

12.No Rights as Employee, Director or Consultant.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s service, for any reason, with or without cause.

13.Nature of Grant.  In accepting the grant, Participant acknowledges, understands and agrees that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b)the grant of the Performance Shares Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Shares Award, or benefits in lieu of Performance Shares Award, even if Performance Shares Award have been granted repeatedly in the past;

(c)all decisions with respect to future Performance Shares Award, if any, will be at the sole discretion of the Company;

(d)the Performance Shares Award and Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Subsidiary;

(e)Participant’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Participant’s employment or service relationship (if any) at any time;

(f)Participant is voluntarily participating in the Plan;

(g)the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(h)no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance Shares Award resulting from Termination of Participant’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws and whether or not later found to be invalid), and in consideration of the grant of the Performance Shares Award to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims; and

(i)if Participant resides outside the U.S., the following additional provisions shall apply:

(i)the Performance Shares Award and the Shares subject to the Performance Shares Award are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of Participant’s employment or service contract, if any;

(ii)the Performance Shares Award and the Shares subject to the Performance Shares Award are not intended to replace any pension rights or compensation;

(iii)the Performance Shares Award and the Shares subject to the Performance Shares Award are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any subsidiary or affiliate of the Company; and

(iv)in the event of Termination of Participant’s employment (whether or not in breach of local labor laws and whether or not later found to be invalid), Participant’s right to vest in the Performance Shares Award under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of the Performance Shares Award.

14.No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares.  Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

15.Data Privacy.  Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Performance Shares Award grant materials by and among, as applicable, the Employer, the Company, its Subsidiaries and Parent for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Performance Shares Award or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to _______________, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country.  Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  Participant authorizes the Company, _______________ and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan.  Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.  Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.  Participant understands, however, that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan.  For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

16.Language.  If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

17.Electronic Delivery.  the Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

18.Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

19.Appendix.  Notwithstanding any provisions in this Agreement, the Performance Shares Award shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for Participant’s country of residence.  Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.  The Appendix constitutes part of this Agreement.

20.Imposition of Other Requirements.  The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Performance Shares Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

*   *   *   *   *

By Participant’s signature and the signature of the Company’s representative on the Notice, Participant and the Company agree that this Performance Shares Award is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement.  Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this

Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement.  Participant further agrees to notify the Company upon any change in Participant’s residence address.

APPENDIX TO THE

GLOBAL PERFORMANCE SHARES AWARD AGREEMENT UNDER THE

SILVER SPRING NETWORKS, INC.

2012 EQUITY INCENTIVE PLAN

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Performance Shares Award granted to Participant under the Silver Spring Networks, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) if Participant resides in one of the countries listed below.  Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and/or the Global Performance Shares Award Agreement (the “Agreement”).

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to his or her participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of June 2012.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time that the Performance Shares Award vests and Shares are issued or Participant sells the Shares issued at vesting under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result.

Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently working, transfers after the Date of Grant or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant.

Australia

Terms and Conditions

Vesting and Settlement of Shares.  Notwithstanding anything to the contrary in the Notice, the Agreement, or the Plan, the Performance Shares Award will not vest in accordance with the Vesting Schedule unless and until the Shares underlying the Performance Shares Award are of the same class of securities which have been quoted on a financial market operated by Australian Stock Exchange Limited or an approved foreign market throughout the 12 month period immediately preceding the vest date without suspension for more than a total of two (2) trading days during that period in keeping with the Australia Securities and Investments Commission’s Class Order 03/184.

Once the Shares underlying the Performance Shares Award have been quoted on a financial market for the 12 month period described above, and provided Participant continues to be employed by the Company or one of its Subsidiaries, Participant will receive a vesting credit for that portion of the Performance Shares Award that would have vested in accordance with the Vesting Schedule as of the date the 12 month period has been met, and the remaining portion of the Performance Shares Award will vest in accordance with the Vesting Schedule and the Agreement.

Notification

Securities Law Notice.  If Participant acquires Shares under the Plan and Participant offers such Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law.  Participant should obtain legal advice on Participant’s disclosure obligations prior to making any such offer.

Brazil

Terms and Conditions

Compliance with Law.  By accepting the Performance Shares Award, Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of Performance Shares Award, the receipt of any dividends, and the sale of Shares acquired under the Plan.

Exchange Control Information.  If Participant is a resident or domiciled in Brazil, he or she will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000 (approximately BRL206,490 as of June 2012).  Assets and rights that must be reported include Shares acquired upon vesting of the Performance Shares Award.

Hong Kong

Terms and Conditions

Securities Law Notification.  The offer of the Performance Shares Award and the Shares subject to the Performance Shares Award do not constitute a public offering of securities under Hong Kong law.  The offer is available only to employees of the Company or its Subsidiaries participating in the Plan or under a small offering exemption to 50 or fewer offerees in Hong Kong over a 12-month period.  Participant should be aware that the contents of the Agreement have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong.  Nor have the documents been reviewed by any regulatory authority in Hong Kong.  The Performance Shares Award is intended only for the personal use of each Participant and may not be distributed to any other person.  Participant is advised to exercise caution in relation to the offer.  If Participant is in any doubt about any of the contents of the Agreement, including this Appendix, or the Plan, Participant should obtain independent professional advice.

Payable Only in Shares.   Notwithstanding any discretion in the Plan, the grant of Performance Shares Award does not provide any right for Participant to receive a cash payment, and the Performance Shares Award are payable in Shares only.

Sale of Shares.  In the event the Performance Shares Award vests within six months of the Date of Grant, Participant agrees that he or she will not dispose of the Shares acquired prior to the six-month anniversary of the Date of Grant.

Occupational Retirement Schemes Ordinance Alert.  The Company specifically intends that neither the Award nor the Plan will be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).

Portugal

Notification

Exchange Control Information.   If Participant does not hold the Shares acquired at vesting of the Performance Shares Award with a Portuguese financial intermediary, Participant may need to file a report with the Portuguese Central Bank.  If the Shares are held by a Portuguese financial intermediary, then it will file the report for Participant.

United Kingdom

Terms and Conditions

Responsibility for Taxes.  This provision supplements Section 6 of the Agreement:

If payment or withholding of tax is not made within ninety (90) days of the event giving rise to the tax (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected tax will constitute a loan owed by Participant to the Employer, effective on the Due Date.  Participant agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 6 of the Agreement.  Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Participant will not be eligible for such a loan to cover the taxes due.  In the event that Participant is a director or executive officer and tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected tax will constitute a benefit to Participant on which additional income tax and National Insurance contributions be payable.  Participant will be responsible for reporting and paying any income tax and National Insurance contributions due on this additional benefit directly to HMRC under the self-assessment regime.

SILVER SPRING NETWORKS, INC.

2012 EQUITY INCENTIVE PLAN

NOTICE OF PERFORMANCE Stock Unit AWARD

Grant Number: _______

Unless otherwise defined herein, the terms defined in the Silver Spring Networks, Inc.  (the “Company”) 2012 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Performance Stock Unit Award (the “Notice”).

You (“Participant”) have been granted an award of Performance Stock Units (“PSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Global Performance Shares Unit Award Agreement including the Appendix, which includes any applicable country-specific provisions (together the “Agreement”).

Name:______________________________________

Number of PSUs:_______________________________________

Date of Grant:_______________________________________

Performance Period:_______________________________________

Determination of Number of PSUs:_______________________________________

Vesting Commencement Date:_______________________________________

Expiration Date:_______________________________________

Vesting Schedule:_______________________________________

You understand that unless otherwise provided in an employment agreement, your employment or consulting relationship or service with the Company or one of its Subsidiaries is for an unspecified duration, can be terminated at any time, and that nothing in this Notice, the Agreement or the Plan changes the nature of that relationship.  You acknowledge that the vesting of the PSUs pursuant to this Notice is earned only upon the applicable certification of attainment of the requisite performance targets enumerated above and by continuing service as an Employee, Director or Consultant. You also understand that this Notice is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference.  You have read both the Agreement and the Plan.

PARTICIPANTSILVER SPRING NETWORKS, INC.

Print Name:                      _____________________________

Signature: _________________________________________________________

SILVER SPRING NETWORKS, INC.

GLOBAL AWARD AGREEMENT (PERFORMANCE STOCK UNITS) TO THE

SILVER SPRING NETWORKS, INC. 2012 EQUITY INCENTIVE PLAN

Unless otherwise defined herein, the terms defined in the Silver Spring Networks, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Global Award Agreement (Performance Stock Units), including the Appendix, which includes any applicable country-specific provisions (together the “Agreement”).

Participant has been granted Performance Stock Units (“PSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Performance Stock Unit Award (the “Notice”) and this Agreement.

1.Settlement.  Settlement of PSUs shall be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice.  Settlement of PSUs shall be in Shares.

2.No Stockholder Rights.  Unless and until such time as Shares are issued in settlement of vested PSUs, Participant shall have no ownership of the Shares allocated to the PSUs and shall have no right to dividends or to vote such Shares.

3.Dividend Equivalents.  Dividends, if any (whether in cash or Shares), shall not be credited to Participant.

4.No Transfer.  The PSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

5.Termination.  If Participant’s service Terminates for any reason, all unvested PSUs shall be forfeited to the Company forthwith, and all rights of Participant to such PSUs shall immediately terminate.  In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.

6.Responsibility for Taxes.  Regardless of any action the Company or Participant’s employer, if different, (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PSU, including, but not limited to, the grant, vesting or settlement of the PSU, the issuance of Shares upon settlement of the PSU, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PSU to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if Participant has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:  (i) withholding from Participant’s wages or other cash compensation paid to Participant by the

Company and/or the Employer; or (ii) withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the PSU either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or (iii) withholding in Shares to be issued upon vesting/settlement of the PSU.    If Participant is a Section 16 officer, then Participant may elect the form of withholding or the Committee may determine that a particular method be used to satisfy any Tax‑Related Items withholding.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested PSU, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Participant’s participation in the Plan.

Finally, Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

7.U.S. Tax Consequences.  If Participant is subject to U.S. income tax, Participant acknowledges that there will be tax consequences upon settlement of the PSUs or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such settlement or disposition.  Upon vesting of the PSU, Participant will include in income the fair market value of the Shares subject to the PSU.  The included amount will be treated as ordinary income by Participant and will be subject to withholding by the Company when required by applicable law.  Upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Shares are held for more than one year from the date of settlement.  Further, a PSU may be considered a deferral of compensation that may be subject to Section 409A of the Code.  Section 409A of the Code imposes special rules to the timing of making and effecting certain amendments of this PSU with respect to distribution of any deferred compensation.  Participant should consult with his or her personal tax advisor for more information on the actual and potential tax consequences of this PSU.

8.Acknowledgement.  The Company and Participant agree that the PSUs are granted under and governed by the Notice, this Agreement and the provisions of the Plan.  Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the PSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

9.Entire Agreement; Enforcement of Rights.  This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

10.Compliance with Laws and Regulations.  The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable local, foreign, state and federal laws and regulations and with all applicable requirements of any exchange control authority and stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer.

11.Governing Law; Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Mateo, California, or the federal courts for the United States for the Northern District of California and no other courts, where this grant is made and/or to be performed.

12.No Rights as Employee, Director or Consultant.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s service, for any reason, with or without cause.

13.Nature of Grant.  In accepting the grant, Participant acknowledges, understands and agrees that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b)the grant of the PSU is voluntary and occasional and does not create any contractual or other right to receive future grants of PSUs, or benefits in lieu of PSUs, even if PSUs have been granted repeatedly in the past;

(c)all decisions with respect to future PSU grants, if any, will be at the sole discretion of the Company;

(d)the PSU grant and Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Subsidiary;

(e)Participant’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Participant’s employment or service relationship (if any) at any time;

(f)Participant is voluntarily participating in the Plan;

(g)the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(h)no claim or entitlement to compensation or damages shall arise from forfeiture of the PSUs resulting from Termination of Participant’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws and whether or not later found to be invalid), and in consideration of the grant of the PSUs to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims; and

(i)if Participant resides outside the U.S., the following additional provisions shall apply:

(i)the PSU and the Shares subject to the PSU are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of Participant’s employment or service contract, if any;

(ii)the PSU and the Shares subject to the PSU are not intended to replace any pension rights or compensation;

(iii)the PSU and the Shares subject to the PSU are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any subsidiary or affiliate of the Company; and

(iv)in the event of Termination of Participant’s employment (whether or not in breach of local labor laws and whether or not later found to be invalid), Participant’s right to vest in the PSU under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of the PSU grant.

14.No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares.  Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

15.Data Privacy.  Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other PSU grant materials by and among, as applicable, the Employer, the Company, its Subsidiaries and Parent for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all PSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in

Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to _______________, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  Participant authorizes the Company, _______________ and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan.  Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.  Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.  Participant understands, however, that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan.  For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

16.Language.  If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

17.Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

18.Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

19.Appendix.  Notwithstanding any provisions in this Agreement, the PSU grant shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for Participant’s country of residence.  Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.  The Appendix constitutes part of this Agreement.

20.Imposition of Other Requirements.  The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the PSU and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

*   *   *   *   *

By Participant’s signature and the signature of the Company’s representative on the Notice, Participant and the Company agree that this PSU is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement.  Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement.  Participant further agrees to notify the Company upon any change in Participant’s residence address.

APPENDIX TO THE

GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT UNDER THE

SILVER SPRING NETWORKS, INC.

2012 EQUITY INCENTIVE PLAN

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Restricted Stock Units (“PSUs”) granted to Participant under the Silver Spring Networks, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) if Participant resides in one of the countries listed below.  Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and/or the Global Award Agreement (Restricted Stock Units)(the “Agreement”).

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to his or her participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of June 2012.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time that the PSU vests and Shares are issued or Participant sells the Shares issued at vesting under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result.

Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently working, transfers after the Date of Grant or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant.

Australia

Terms and Conditions

Vesting and Settlement of Shares.  Notwithstanding anything to the contrary in the Notice, the Agreement, or the Plan, the PSUs will not vest in accordance with the Vesting Schedule unless and until the Shares underlying the PSUs are of the same class of securities which have been quoted on a financial market operated by Australian Stock Exchange Limited or an approved foreign market throughout the 12 month period immediately preceding the vest date without suspension for more than a total of two (2) trading days during that period in keeping with the Australia Securities and Investments Commission’s Class Order 03/184.

Once the Shares underlying the PSUs have been quoted on a financial market for the 12 month period described above, and provided Participant continues to be employed by the Company or one of its Subsidiaries, Participant will receive a vesting credit for that portion of the PSUs that would have vested in accordance with the Vesting Schedule as of the date the 12 month period has been met, and the remaining portion of the PSUs will vest in accordance with the Vesting Schedule and the Agreement.

Notification

Securities Law Notice.  If Participant acquires Shares under the Plan and Participant offers such Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law.  Participant should obtain legal advice on Participant’s disclosure obligations prior to making any such offer.

Brazil

Terms and Conditions

Compliance with Law.  By accepting the PSUs, Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of PSUs, the receipt of any dividends, and the sale of Shares acquired under the Plan.

Exchange Control Information.  If Participant is a resident or domiciled in Brazil, he or she will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000 (approximately BRL 156,600 as of June 2012).  Assets and rights that must be reported include Shares acquired upon vesting of the PSUs.

Hong Kong

Terms and Conditions

Securities Law Notification.  The offer of the PSUs and the Shares subject to the PSUs do not constitute a public offering of securities under Hong Kong law.  The offer is available only to employees of the Company or its Subsidiaries participating in the Plan or under a small offering exemption to 50 or fewer offerees in Hong Kong over a 12-month period.  Participant should be aware that the contents of the Agreement have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong.  Nor have the documents been reviewed by any regulatory authority in Hong Kong.  The PSUs are intended only for the personal use of each Participant and may not be distributed to any other person.  Participant is advised to exercise caution in relation to the offer.  If Participant is in any doubt about any of the contents of the Agreement, including this Appendix, or the Plan, Participant should obtain independent professional advice.

Payable Only in Shares.   Notwithstanding any discretion in the Plan, the grant of PSUs does not provide any right for Participant to receive a cash payment, and the PSUs are payable in Shares only.

Sale of Shares.  In the event the PSUs vest within six months of the Date of Grant, Participant agrees that he or she will not dispose of the Shares acquired prior to the six-month anniversary of the Date of Grant.

Occupational Retirement Schemes Ordinance Alert.  The Company specifically intends that neither the Award nor the Plan will be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).

Portugal

Notification

Exchange Control Information.   If Participant does not hold the Shares acquired at vesting of the PSUs with a Portuguese financial intermediary, Participant may need to file a report with the Portuguese Central Bank.  If the Shares are held by a Portuguese financial intermediary, then it will file the report for Participant.

United Kingdom

Terms and Conditions

Responsibility for Taxes.  This provision supplements Section 6 of the Agreement:

If payment or withholding of tax is not made within ninety (90) days of the event giving rise to the tax (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected tax will constitute a loan owed by Participant to the Employer, effective on the Due Date.  Participant agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 6 of the Agreement.  Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Participant will not be eligible for such a loan to cover the taxes due.  In the event that Participant is a director or executive officer and tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected tax will constitute a benefit to Participant on which additional income tax and National Insurance contributions be payable.  Participant will be responsible for reporting and paying any income tax and National Insurance contributions due on this additional benefit directly to HMRC under the self-assessment regime.

SILVER SPRING NETWORKS, INC.

2012 EQUITY INCENTIVE PLAN

NOTICE OF STOCK BONUS AWARD

GRANT NUMBER:

Unless otherwise defined herein, the terms defined in the Silver Spring Networks, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Stock Bonus Award (the “Notice”).

Name:

Address:

You (“Participant”) have been granted an award of Shares under the Plan subject to the terms and conditions of the Plan, this Notice, and the attached Global Stock Bonus Award Agreement, including the Appendix, which includes any applicable country-specific provisions (together the “Agreement”).

Number of Shares:

Date of Grant:

Vesting Commencement Date:

Expiration Date:The date on which all the Shares granted hereunder become vested, with earlier expiration upon the Termination Date.

Vesting Schedule:Subject to the limitations set forth in this Notice, the Plan and the Agreement, the Shares will vest in accordance with the following schedule: [INSERT VESTING SCHEDULE]

You understand that unless otherwise provided in an employment agreement, your employment or consulting relationship or service with the Company or one of its Subsidiaries is for an unspecified duration, can be terminated at any time (i.e., at will), and that nothing in this Notice, the Agreement or the Plan changes the at will nature of that relationship.  You acknowledge that the vesting of the Shares pursuant to this Notice is earned only by continuing service as an Employee, Director or Consultant of the Company or any Subsidiary.  You also understand that this Notice is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference.  You have read both the Agreement and the Plan.

PARTICIPANTSILVER SPRING NETWORKS, INC.

Signature:_____________________________By:_____________________________

Print Name:Its: _____________________________

SILVER SPRING NETWORKS, INC.

GLOBAL STOCK BONUS AWARD AGREEMENT

SILVER SPRING NETWORKS, INC. 2012 EQUITY INCENTIVE PLAN

Unless otherwise defined herein, the terms defined in the Silver Spring Networks, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Global Stock Bonus Agreement, including the Appendix, which includes any applicable country-specific provisions (together the “Agreement”).

Participant has been granted a Stock Bonus Award (“Stock Bonus Award”) subject to the terms, restrictions and conditions of the Plan, the Notice of Stock Bonus Award (the “Notice”) and this Agreement.

1.Issuance.  Stock Bonus Awards shall be issued in Shares, and the Company’s transfer agent shall record ownership of such Shares in Participant’s name as soon as reasonably practicable.

2.Stockholder Rights.  Participant shall have no right to dividends or to vote Shares until Participant is recorded as the holder of such Shares on the stock records of the Company and its transfer agent.

3.No-Transfer.  Unvested Shares, and unvested Stock Bonus Awards, and any interest in either shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of by Participant or any person whose interest derives from Participant’s interest.  “Unvested Shares” are Shares that have not yet vested pursuant to the terms of the vesting schedule set forth in the Notice.

4.Termination.  Upon Participant’s Termination for any reason, all Unvested Shares shall immediately be forfeited to the Company, and all rights of Participant to such Unvested Shares shall immediately terminate as of Participant’s Termination Date.  In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.

5.Responsibility for Taxes.  Regardless of any action the Company or Participant’s employer, if different, (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Stock Bonus Award, including, but not limited to, the grant and vesting of the Stock Bonus Award, the issuance of Shares, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Stock Bonus Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if Participant has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by withholding a number of Shares with a fair market value (determined on the date the Shares are issued) equal to the minimum amount the Company is required to withhold for Tax-Related Items.  To the extent net Share withholding results in negative tax or accounting treatment, the Company shall withhold by one or more of the following alternative methods:  (i) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or (ii) withholding from proceeds of the sale of Shares acquired upon vesting of the Stock Bonus Award either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization).

If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested Stock Bonus Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Participant’s participation in the Plan.

Finally, Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or release the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

6.U.S. Tax Consequences.  If Participant is subject to U.S. income tax, upon vesting of Shares, Participant will include in taxable income the difference between the fair market value of the vesting Shares, as determined on the date of their vesting, and the price paid for the Shares.  This will be treated as ordinary income by Participant and will be subject to withholding by the Company when required by applicable law.  Before any Shares subject to this Agreement are issued the Company shall withhold a number of Shares with a fair market value (determined on the date the Shares are issued) equal to the minimum amount the Company is required to withhold for income and employment taxes.  Upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Shares are held for more than one year from the date of settlement.

7.Acknowledgement.  The Company and Participant agree that the Stock Bonus Award is granted under and governed by the Notice, this Agreement and by the provisions of the Plan (incorporated herein by reference).  Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the Stock Bonus Award subject to all of the terms and conditions set forth herein and those set forth in the Plan, this Agreement and the Notice.

8.Entire Agreement; Enforcement of Rights.  This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

9.Compliance with Laws and Regulations.  The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable local, foreign, state and federal laws and regulations and with all applicable requirements of any exchange control authority or stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer.

10.Governing Law; Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Mateo, California, or the federal courts for the United States for the Northern District of California and no other courts, where this grant is made and/or to be performed.

10.No Rights as Employee, Director or Consultant.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Purchaser’s service, for any reason, with or without cause.

11.Nature of Grant.  In accepting the grant, Participant acknowledges, understands and agrees that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b)the grant of the Stock Bonus Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Stock Bonus Award, or benefits in lieu of Stock Bonus Award, even if Stock Bonus Award have been granted repeatedly in the past;

(c)all decisions with respect to future Stock Bonus Award, if any, will be at the sole discretion of the Company;

(d)the Stock Bonus Award and Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Subsidiary;

(e)Participant’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Participant’s employment or service relationship (if any) at any time;

(f)Participant is voluntarily participating in the Plan;

(g)the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(h)no claim or entitlement to compensation or damages shall arise from forfeiture of the Stock Bonus Award resulting from Termination of Participant’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws and whether or not later found to be invalid), and in consideration of the grant of the Stock Bonus Award to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims; and

(i)if Participant resides outside the U.S., the following additional provisions shall apply:

(i)the Stock Bonus Award and the Shares subject to the Stock Bonus Award are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of Participant’s employment or service contract, if any;

(ii)the Stock Bonus Award and the Shares subject to the Stock Bonus Award are not intended to replace any pension rights or compensation;

(iii)the Stock Bonus Award and the Shares subject to the Stock Bonus Award are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any subsidiary or affiliate of the Company; and

(iv)in the event of Termination of Participant’s employment (whether or not in breach of local labor laws and whether or not later found to be invalid), Participant’s right to vest in the Stock Bonus Award under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of the Stock Bonus Award.

12.No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares.  Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

13.Data Privacy.  Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Stock Bonus Award grant materials by and among, as applicable, the Employer, the Company, its Subsidiaries and Parent for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Stock Bonus Award or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to _______________, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country.  Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  Participant authorizes the Company, _______________ and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan.  Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.  Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.  Participant understands, however, that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan.  For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

14.Language.  If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

15.Electronic Delivery.  the Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

16.Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17.Appendix.  Notwithstanding any provisions in this Agreement, the Stock Bonus Award shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for Participant’s country of residence.  Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.  The Appendix constitutes part of this Agreement.

18.Imposition of Other Requirements.  The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Stock Bonus Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

*   *   *   *   *

By Participant’s signature and the signature of the Company’s representative on the Notice, Participant and the Company agree that this Stock Bonus Award is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement.  Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement.  Participant further agrees to notify the Company upon any change in Participant’s residence address.

APPENDIX TO THE

GLOBAL STOCK BONUS AWARD AGREEMENT UNDER THE

SILVER SPRING NETWORKS, INC.

2012 EQUITY INCENTIVE PLAN

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Stock Bonus Award granted to Participant under the Silver Spring Networks, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) if Participant resides in one of the countries listed below.  Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and/or the Global Stock Bonus Award Agreement (the “Agreement”).

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to his or her participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of June 2012.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time that Shares are issued and Shares or Stock Bonus Awards vest.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result.

Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently working, transfers after the Date of Grant or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant.

Australia

Terms and Conditions

Vesting of Stock Bonus Award and the Shares.  Notwithstanding anything to the contrary in the Notice, the Agreement, or the Plan, the Stock Bonus Award will not vest in accordance with the Vesting Schedule unless and until the Shares underlying the Stock Bonus Award are of the same class of securities which have been quoted on a financial market operated by Australian Stock Exchange Limited or an approved foreign market throughout the 12 month period immediately preceding the vest date without suspension for more than a total of two (2) trading days during that period in keeping with the Australia Securities and Investments Commission’s Class Order 03/184.

Once the Shares underlying the Stock Bonus Award have been quoted on a financial market for the 12 month period described above, and provided Participant continues to be employed by the Company or one of its Subsidiaries, Participant will receive a vesting credit for that portion of the Stock Bonus Award that would have vested in accordance with the Vesting Schedule as of the date the 12 month period has been met, and the remaining portion of the Stock Bonus Award will vest in accordance with the Vesting Schedule and the Agreement.

Notification

Securities Law Notice.  If Participant acquires Shares under the Plan and Participant offers such Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law.  Participant should obtain legal advice on Participant’s disclosure obligations prior to making any such offer.

Brazil

Terms and Conditions

Compliance with Law.  By accepting the Stock Bonus Award, Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of Stock Bonus Award and the Shares, the receipt of any dividends, and the sale of Shares acquired under the Plan.

Exchange Control Information.  If Participant is a resident or domiciled in Brazil, he or she will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000 (approximately BRL206,490 as of June 2012).  Assets and rights that must be reported include Shares acquired upon vesting of the Stock Bonus Award.

Hong Kong

Terms and Conditions

Securities Law Notification.  The offer of the Stock Bonus Award and the Shares subject to the Stock Bonus Award do not constitute a public offering of securities under Hong Kong law.  The offer is available only to employees of the Company or its Subsidiaries participating in the Plan or under a small offering exemption to 50 or fewer offerees in Hong Kong over a 12-month period.  Participant should be aware that the contents of the Agreement have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong.  Nor have the documents been reviewed by any regulatory authority in Hong Kong.  The Stock Bonus Award is intended only for the personal use of each Participant and may not be distributed to any other person.  Participant is advised to exercise caution in relation to the offer.  If Participant is in any doubt about any of the contents of the Agreement, including this Appendix, or the Plan, Participant should obtain independent professional advice.

Payable Only in Shares.   Notwithstanding any discretion in the Plan, the grant of Stock Bonus Award does not provide any right for Participant to receive a cash payment, and the Stock Bonus Award are payable in Shares only.

Sale of Shares.  In the event the Stock Bonus Award vests within six months of the Date of Grant, Participant agrees that he or she will not dispose of the Shares acquired prior to the six-month anniversary of the Date of Grant.

Occupational Retirement Schemes Ordinance Alert.  The Company specifically intends that neither the Award nor the Plan will be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).

Portugal

Notification

Exchange Control Information.   If Participant does not hold the Shares acquired at vesting of the Stock Bonus Award with a Portuguese financial intermediary, Participant may need to file a report with the Portuguese Central Bank.  If the Shares are held by a Portuguese financial intermediary, then it will file the report for Participant.

United Kingdom

Terms and Conditions

Responsibility for Taxes.  This provision supplements Section 5 of the Agreement:

If payment or withholding of tax is not made within ninety (90) days of the event giving rise to the tax (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected tax will constitute a loan owed by Participant to the Employer, effective on the Due Date.  Participant agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 5 of the Agreement.  Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Participant will not be eligible for such a loan to cover the taxes due.  In the event that Participant is a director or executive officer and tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected tax will constitute a benefit to Participant on which additional income tax and National Insurance contributions be payable.  Participant will be responsible for reporting and paying any income tax and National Insurance contributions due on this additional benefit directly to HMRC under the self-assessment regime.

SILVER SPRING NETWORKS, INC.

2012 STOCK OPTION PLAN AUSTRALIAN ADDENDUM

1.Purpose

This addendum (the “Australian Addendum”) to the Silver Spring Networks, Inc. 2012 Equity Incentive Plan (the “U.S. Plan”) is adopted to set forth certain rules which, together with those provisions of the

U.S. Plan which are supplemented by this Australian Addendum, will govern the operation of the Plan (as defined below) to ensure the Plan complies with (i) the ASIC Class Order 3/184 (the “Class Order”) and the relevant provisions of the Corporations Act 2001 for the grant of Options (as defined below), and (ii) the ASIC Relief Instrument [13-0987] (the “Relief Instrument”), the relevant provisions of the Corporations Act 2001 and ASIC Regulatory Guide 49 for the grant of Restricted Stock Units (as defined below).

2.Definitions

Except as set out below, capitalized terms used herein shall have the meaning ascribed to them in the U.S. Plan. In the event of any conflict between these provisions and the U.S. Plan, these provisions shall prevail.

For the purposes of this Australian Addendum:

“ASIC” means the Australian Securities and Investments Commission;

“Australian Offerees” means all eligible persons who are offered Options and/or Restricted Stock Units in Australia under the Plan;

“Australian Subsidiary” means Silver Spring Networks Pty Ltd or any other Australian subsidiary of the Company designated to participate in the Plan;

“Common Stock” means common stock of the Company; “Company” means Silver Spring Networks, Inc.;

“Offer” means an offer made in Australia to Australian Offerees to acquire shares of Common Stock under the terms of the Plan;

“Options” means a right to acquire, by way of exercise, shares of Common Stock, following the lapse of specified restrictions, as determined by the Board;

“Plan” means  the U.S. Plan, as supplemented for implementation in Australia by the Australian Addendum; and

“Restricted Stock Units” means an unfunded promise by the Company to deliver shares of Common Stock, following the lapse of specified restrictions, as determined by the Board.

3.Form of Awards Governed by this Addendum

Only Options and Restricted Stock Units may be awarded under the Plan in Australia. All Options and Restricted Stock Units will be granted to Australian Offerees at no cost to them. No shares shall be issued upon the exercise of an Option or the vesting of the Restricted Stock Unit until 12 months following the date upon which the Common Stock of the Company or a successor in interest thereto is listed on an approved foreign exchange market.

4.Australian Offerees

In Australia, an Offer under the Plan may be extended only to Australian Offerees who at the time of the offer are employees or directors of the Company or an Australian Entity and who meet the eligibility requirements of the Plan.

5.No Contribution Plan or Trust

An Offer under the Plan must not involve a contribution plan or any offer, issue or sale being made through a trust.

6.Australian Offer Document

(a)Copy of Plan

Any Offer made in Australia to participate in the Plan must be in writing (“Offer Document”) and must include or be accompanied by a copy of the rules of the Plan (or a summary). If only a summary of the Plan is provided with the Offer, the Offer Document must include an undertaking that, during the period in which Options or Restricted Stock Units may be granted or shares of Common Stock may be acquired under the Plan, the Company or the Australian Entity will, within a reasonable time of an Australian Offeree so requesting, provide the Australian Offeree with a copy of the rules of the Plan, without charge. The Company must take reasonable steps to ensure that any Australian Offeree to whom an Offer is made is given a copy of the Offer Document.

Further, the Offer Document must include a statement to the effect that any advice given by the person in connection with the Offer is general advice only, and that employees should consider obtaining their own financial product advice from an independent person who is licensed by ASIC to give such advice.

(b)Australian Dollar Equivalent of Option Exercise Price or Issue Price of Restricted Stock Units

For the offer of Options, the Offer Document must specify the Australian dollar equivalent of the exercise price of the Options (“Exercise Price”) as of the date of the Offer.

For the offers of Restricted Stock Units, the Offer Document must specify the Australian dollar equivalent of the issue price of the underlying shares of Common Stock, the subject of the Offer Document (“Issue Price”), if any, as of the date of the Offer.

(c)Updated Pricing Information

The Offer Document must include an undertaking by the Company that, and an explanation of the way in which, the Company or the Australian Entity will (within a reasonable period of an Australian Offeree so requesting) make available to the Australian Offeree the following information:

(i)the Australian dollar equivalent of the current market price of a share of Common Stock as of the date of the Australian Offeree’s request; and

(ii)the Australian dollar equivalent of the Exercise Price (in the case of Options) or Issue Price, if any (in the case of Restricted Stock Units), as of the date of the Australian Offeree’s request.

For the purposes of this clause 6(c), if the shares of Common Stock are publicly traded, then the current market price of a share of Common Stock shall be the last reported sale price per share of Common Stock as reported on the principal securities exchange, association or quotation system on which shares of Common Stock are then listed or quoted. If the foregoing is not applicable, the fair market value per share of Common Stock shall be determined by the Board in accordance with the terms of the U.S. Plan.

Please note that for Australian tax purposes, market value is defined differently, as described in the applicable Offer Document.

(d)Exchange Rate for Australia Dollar Equivalent of Price

For the purposes of clauses 6(b) and 6(c), the Australian dollar equivalent of the Exercise Price, Issue Price (if any) and current market price of a share of Common Stock shall be calculated by reference to the Australian/U.S. dollar exchange rate published by an Australian bank no earlier than on the previous business day.

7.Loan or Financial Assistance

If the Company or an Australian Subsidiary offers an Australian Offeree any loan or other financial assistance for the purpose of acquiring the Shares to which the Offer relates, the Offer Document must disclose the conditions, obligations and risks associated with such loan or financial assistance. In accordance with the U.S. Sarbanes-Oxley Act of 2002, no loan shall be made to any Australian Offeree who is a Section 16 individual (as defined under the U.S. Securities Exchange Act of 1934).

8.Restriction on Capital Raising: 5% Limit

In the case of any Offer that will involve the issue of shares of Common Stock or a right to purchase or receive shares of Common Stock, including Options or Restricted Stock Units, the number of shares of Common Stock that are the subject of the Offer under the Plan, or to be received on exercise of an Option when aggregated with:

(i)the number of shares of Common Stock in the same class which would be issued to Australian Offerees were each outstanding Offer of shares of Common Stock or Option to acquire unissued shares under the Plan or any other employee share scheme of the Company, to be accepted or exercised (as the case may be); and

(ii)the number of shares of Common Stock in the same class issued during the previous five years pursuant to the Plan or any other employee share scheme extended only to employees or directors of the Company and of its associated bodies corporate;

but not including any Offer made, Option acquired or shares of Common Stock issued by way of or as a result of:

(i)an offer or invitation to a person situated at the time of receipt of the offer or invitation outside Australia; or

(ii)an  offer  that  was  an  excluded    offer  or  invitation  within  the  meaning of the

Corporations Act 2001 as it existed prior to 13 March 2000; or

(iii)an offer that did not need disclosure to investors because of section 708 of the

Corporations Act 2001; or

(iv)an offer that did not require a Product Disclosure Statement because of section 1012D of the Corporations Act 2001; or

(v)an offer made under a disclosure document or a Product Disclosure Statement, must not exceed 5% of the total number of issued shares of Common Stock in the same class as at the time of the Offer.

9.Lodging Offer Documents with ASIC

A copy of the Offer Document (which need not contain details of the Offer particular to the Australian Offeree such as the identity or entitlement of the Australian Offeree) and each accompanying document must be filed with ASIC not later than seven (7) days after the first distribution of such documents to an Australian Offeree.

10.Compliance with Undertakings

The Company or Australian Entity must comply with any undertaking required to be made in the Offer Document by reason of the Class Order with respect to Options, and the Relief Instrument or the Specific Relief with respect to Restricted Stock Units, including the undertaking to provide updated pricing information on request.

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Offer Document

SILVER SPRING NETWORKS, INC. 2012 EQUITY INCENTIVE PLAN

OFFER OF RESTRICTED STOCK UNITS TO AUSTRALIAN RESIDENT EMPLOYEES

DATED: August 22, 2013

Investment in Common Stock (as defined in the Plan) involves a degree of risk. Employees who elect to participate in the Plan (as defined below) should monitor their participation and consider all risk factors relevant to the acquisition of Common Stock under the Plan as set out in this Offer Document and the Additional Documents (as defined below).

The information contained in this Offer Document and the Additional Documents is general information only. It is not advice or information specific to your particular circumstances.

Employees should consider obtaining their own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission (“ASIC”) to give advice about participation in the Plan.

OFFER OF RESTRICTED STOCK UNITS TO AUSTRALIAN RESIDENT EMPLOYEES

SILVER SPRING NETWORKS, INC. 2012 EQUITY INCENTIVE PLAN

We are pleased to provide you with this offer to participate in the Silver Spring Networks, Inc. 2012 Equity Incentive Plan (the “U.S. Plan”) as supplemented for implementation in Australia by the Australian Addendum. This Offer Document sets out information regarding the award of Restricted Stock Units over Common Stock of Silver Spring Networks, Inc. (the “Company”) to Australian resident employees and directors of the Company and its Australian Subsidiaries.

The Company has adopted the U.S. Plan to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company's future performance through the grant of Awards.

Terms defined in the U.S. Plan and Australian Addendum (collectively, the “Plan”) have the same meaning in this Offer Document. This Offer Document is provided by the Company to ensure compliance of the Plan with relief granted by ASIC to the Company under ASIC Instrument [13-0987] signed on August 2, 2013 and gazetted on August 12, 2013 (the “Relief Instrument”), relevant provisions of the Corporations Act 2001 and ASIC Regulatory Guide 49.

1.OFFER OF RESTRICTED STOCK UNITS

This is an Offer of Restricted Stock Units over Common Stock of the Company made by the Company under the Plan to certain eligible full or part-time employees or directors of the Company or its Australian Subsidiaries, as may be awarded from time to time in accordance with the Plan.

2.TERMS OF GRANT

The terms of the award of the Restricted Stock Units incorporate the rules of the Notice of Restricted Stock Unit Award (the “Notice”), the Global Award Agreement (Restricted Stock Units) (the “Agreement”), the Plan, and this Offer Document. By accepting an award of Restricted Stock Units, you will be bound by the rules of the Notice, the Agreement, the Plan, and this Offer Document.

The U.S. Plan is supplemented by the terms of the Australian Addendum to ensure that the Plan will comply with the Relief Instrument. If there is any inconsistency between the Offer Document or the Australian Addendum and any other Additional Documents, the terms of the Offer Document and the Australian Addendum will prevail to the extent of the inconsistency.

ADDITIONAL DOCUMENTS

In addition to the information set out in this Offer Document, attached are copies of the following documents:

(a)U.S. Plan;

(b)Australian Addendum to the U.S. Plan;

(c)Equity FAQs;

(d)Notice; and

(e)Agreement.

(collectively, the “Additional Documents”).

The U.S. Plan, the Notice, and the Agreement set out, among other details, the vesting conditions applicable to the Restricted Stock Units and the consequences of a change in the nature or status of your employment.

The other Additional Documents provide further information to assist you to make an informed investment decision in relation to your participation in the Plan.

Please note that the Additional Documents provided with your Restricted Stock Unit grant do not constitute a prospectus for the purposes of the Australian Corporations Act 2001.

4.RELIANCE ON STATEMENTS

You should not rely upon any oral statements made to you in relation to this Offer. You should only rely upon the statements contained in this Offer Document and the Additional Documents when considering your participation in the Plan.

5.ACCEPTING AN AWARD

The Notice and the Agreement set out additional terms and conditions of your Restricted Stock Unit award. To accept your award, you must accept the Notice and the Agreement as directed by the Company.

6.WHAT  ARE  THE  MATERIAL  TERMS  OF  THE  RESTRICTED  STOCK UNIT?

(a)What are Restricted Stock Units?

Restricted Stock Units represent the right to receive Common Stock upon fulfilment of the vesting conditions set out in your Notice and Agreement, including the condition that the Restricted Stock Units shall not vest until 12 months following the date upon which the Common Stock of the Company is listed on an approved foreign market.  Restricted Stock Units are considered “restricted” because they are subject to forfeiture and restrictions on transfer until they vest and the shares are issued to you.  The restrictions are set forth in the

U.S. Plan and the Agreement. When your Restricted Stock Units vest (and provided that the listing requirement above has been met), you will be issued Common Stock at no monetary cost (other than applicable taxes, as discussed below) to you. Notwithstanding anything to the contrary in the U.S. Plan or any related document, Restricted Stock Units will be settled in Common Stock.

(b)Do I have to pay any money to receive the Restricted Stock Unit award?

You pay no monetary consideration to receive the Restricted Stock Unit award, nor do you pay anything to receive the Common Stock upon or after vesting.

(c)How much Common Stock will I receive upon vesting of my Restricted Stock Unit award?

The details of your Restricted Stock Unit award and the amount of Common Stock subject to the award are set out in the Global Award Agreement (Restricted Stock Units) entered into between you and the Company.

(d)When do I become a stockholder?

You are not a stockholder merely as a result of holding Restricted Stock Units. The Restricted Stock Units will not entitle you to any shareholder rights, including the right to vote or receive dividends, notices of meetings, proxy statements and other materials provided to stockholders, until the restrictions lapse and the Restricted Stock Units are paid out in Common Stock. In this regard, you are not recorded as the owner of the Common Stock prior to vesting. You should refer to your Agreement for details of the consequences of a change in the nature or status of your employment.

(e)Can I transfer the Restricted Stock Unit award to someone else?

The Restricted Stock Units are non-transferable until they vest, unless otherwise provided in your Notice and Agreement; however, once Common Stock is issued upon vesting, the Common Stock will be freely tradeable (subject to the Company’s policies and applicable laws regarding insider trading). Please note that the disclosure obligations described in section 9 may apply.

7.WHAT IS COMMON STOCK IN THE COMPANY?

Common Stock of a U.S. corporation is analogous to an ordinary share of an Australian corporation. Each holder of Common Stock is entitled to one vote for every share of Common Stock held in the Company.

Dividends may be paid on the Common Stock out of any funds of the Company legally available for dividends at the discretion of the Board.

The Common Stock of an issuer publicly-traded in the U.S. is not liable to any further calls for payment of capital or for other assessment by the Company and has no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

8.HOW CAN I OBTAIN UPDATED INDICATIVE EXAMPLES OF THE CURRENT MARKET PRICE IN AUSTRALIAN DOLLARS?

Within a reasonable period following your request, the Company undertakes to provide you with the Australian dollar equivalent of the current market price of a share of Common Stock (calculated as of the date of your request). The Australian dollar equivalent will be calculated using the U.S. dollar/Australian dollar exchange rate published by an Australian bank on the business day before your request.

You should direct your request to: StockAdmin@silverspringnet.com or Silver Spring Networks, Inc.

Attn:  Stock Administration 555 Broadway
Redwood City, CA 94063, USA

9.WHAT  ADDITIONAL RISK  FACTORS  APPLY  TO  AUSTRALIAN RESIDENTS’ PARTICIPATION IN THE PLAN?

You should consider generally the risk factors connected with investing in securities and, in particular, to holding Common Stock of the Company. You should be aware that the value of Common Stock underlying your Restricted Stock Unit award and the future value of Common Stock you acquire on vesting of your Restricted Stock Units will be affected by:

(a)fluctuations in the Company’s performance; and

(b)fluctuations in the U.S.$/A$ exchange rate.

Please note that if you offer your Common Stock for sale to a person or entity resident in Australia, your offer may be subject to disclosure requirements under Australian law. Please obtain legal advice on your disclosure obligations prior to making any such offer.

10.PLAN MODIFICATION, TERMINATION ETC.

The Board may amend or terminate the Plan at any time, in accordance with the Plan. No such amendment or termination of the Plan shall impair your rights with respect to any outstanding Restricted Stock Unit award, except with your written consent.

11.WHAT  ARE THE AUSTRALIAN  TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

The following is a summary of the income taxation consequences for an Australian tax resident who receives Restricted Stock Units under the Plan as of the date of this offer. You may also be subject to Medicare levy and surcharge, if applicable.

This summary is necessarily general in nature and does not purport to be tax advice in relation to an actual or potential recipient of Restricted Stock Units.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

If you are granted Restricted Stock Units under the Plan, then you should not rely on this summary as anything other than a broad guide and you are advised to obtain independent taxation advice specific to your particular circumstances before making the decision to accept.

(a)What is the effect of the grant of the Restricted Stock Units?

The Australian tax legislation contains specific rules, in Division 83A of the Income Tax Assessment Act 1997, governing the taxation of shares and rights (called “ESS interests”) acquired by employees under employee share schemes. The Restricted Stock Units issued under the Plan should be regarded as a right to acquire shares and accordingly, an ESS interest for these purposes.

Your assessable income includes the discount given in relation to the acquisition of the ESS interest at grant, unless the ESS interest is subject to a real risk of forfeiture in which case you will be subject to deferred taxation.

In the case of the Restricted Stock Units, there must be a real risk that, under the conditions of the scheme, you may forfeit the Restricted Stock Units or the Common Stock acquired at vesting or lose them.

The terms of your Restricted Stock Units are set out in the Plan and the Agreement. It is understood that your Restricted Stock Units will satisfy the real risk of forfeiture test and, accordingly, you will be subject to deferred taxation (i.e., you generally should not be subject to tax when the Restricted Stock Units are granted to you). However, whether or not there is a real risk of forfeiture may depend on your individual circumstances. Accordingly, you should seek your own advice in relation to your individual circumstances.

(b)When will you be taxed if your Restricted Stock Units are subject to a real risk of forfeiture at grant?

You will be required to include an amount in your assessable income for the income year in which the earliest of the following events occurs in relation to your Restricted Stock Units (the “ESS deferred taxing point”). In addition to income taxes, this amount will also be subject to Medicare Levy and surcharge, if applicable.

Your ESS deferred taxing point will be the earliest of the following:

(i)when there are no longer any genuine restrictions on disposal of the Restricted Stock Units or underlying shares of Common Stock and there is no real risk of you forfeiting the Restricted Stock Units or underlying shares of Common Stock (generally, upon the vesting dates set forth in your Agreement, or if later, 12 months following the date upon which the Common Stock of the Company is listed on an approved foreign market as is set forth in your Agreement);

(ii)when you cease employment; and

(iii)Seven (7) years from when the Restricted Stock Units were granted.

Generally, this means that you will be subject to tax on your Restricted Stock Units when your underlying shares of Common Stock are issued to you and you are permitted to dispose of them. However, the ESS deferred taxing point for your Restricted Stock Units will be moved to the time when you sell any underlying shares of Common Stock, if you sell such shares of Common Stock within 30 days of the original ESS deferred taxing point.

(c)What is the amount to be included in your assessable income if an ESS deferred taxing point occurs?

The amount you must include in your assessable income in the income year (i.e., the financial year ending 30 June) in which the ESS deferred taxing point occurs in relation to your Restricted Stock Units will be the difference between the “market value” of the Restricted Stock Units at the ESS deferred taxing point and the cost base of the Restricted Stock Units (referred to as the “discount”).

(d)What is the market value of the Restricted Stock Units?

The “market value” of the underlying shares of Common Stock at the ESS deferred taxing point is determined according to the ordinary meaning of “market value” as determined by the Company with reference to Australian tax law. The Australian Taxation Office has prepared guidelines in relation to the ordinary meaning of market value of listed shares of Common Stock.

It is noted that the Company or your employer has the obligation to provide you with certain information about your participation in the Plan after the end of the income year in which the deferred ESS taxing point occurs (including details of the discount given in respect of the ESS interest). This may assist you in determining the market value of the underlying Common stock at the ESS deferred taxing point.

(e)What happens if I cease employment before my Restricted Stock Units vest?

If you cease employment with your employer prior to the vesting date of some or all of your Restricted Stock Units and before the shares are issued to you, and the Restricted Stock Units do not vest and the shares are not issued upon termination of employment (i.e., they are forfeited), you may be treated as having never acquired the forfeited Restricted Stock Units in which case, no amount will be included in your assessable income.

(f)Sale of Common Stock

If you are issued Common Stock, you may also be subject to capital gains tax when you subsequently sell the Common Stock, unless you dispose of the Common Stock within 30 days after the original ESS deferred taxing point in which case, your tax treatment will be limited to the income tax consequences described above under Section 11, paragraph (c).

The assessable capital gain will be:1

(i)where you have held the Common Stock for less than one year – the difference between the sale proceeds (where the disposal is an arm’s length transaction) or market value (where the disposal is a non-arm’s length transaction) and the cost base of the Common Stock; or

(ii)where you have held the Common Stock for at least one year – one half of the difference between the sale proceeds (where the disposal is an arm’s length transaction) or market value (where the disposal is a non- arm’s length transaction) and the cost base of the Common Stock.

If your ESS deferred taxing point occurs when you acquire the Common Stock, the cost base of the Common Stock will include the market value of the Common Stock at the ESS deferred taxing point.

If you sell the Common Stock in an arm’s length transaction at a price that is less than the cost base of the Common Stock, then a capital loss equal to the difference will be available to be offset against same-year or future-year capital gains. That is, a capital loss cannot be used to offset other income (including salary and wage income).

If the Common Stock is sold in a non-arm’s length transaction, a capital loss will only be available where the market value of the Common Stock is less than the cost base.

(g)Dividends

If you vest in the Restricted Stock Units and become a stockholder of the Company, you may be entitled to dividends on the Common Stock acquired at vesting, if the Board, in its discretion, declares a dividend. Any dividends paid on Company Common Stock will be subject to income tax in

1     Any capital gain is subject to you first applying any prior year and current year capital losses against the full capital gain.

Australia in the income year in which they are paid. The dividends are also subject to U.S. federal withholding tax. You may be entitled to a foreign income tax offset against your Australian income tax for the U.S. federal tax withheld on any dividends.

(h)Withholding and Reporting

You will be responsible for reporting on your tax return and paying any tax liability in relation to the vesting of the Restricted Stock Units and issuance of any Common Stock. It is also your responsibility to report and pay any tax liability on any dividends received and/or any capital gains made.

Withholding by the provider of the Restricted Stock Unit is required only if you have not provided your Tax File Number (“TFN”) or Australian Business Number (“ABN”) (as the case requires). A TFN declaration you give to the employer who is a subsidiary of the provider of the Restricted Stock Units authorizes the employer to inform the provider of your TFN.

Also, the provider of the Restricted Stock Units must provide you (no later than 14 July after the end of the year) and the Commissioner of Taxation (no later than 14 August after the end of the year) with a statement containing certain information about your participation in the Plan in the income year when the ESS deferred taxing point occurs (including the discount given in respect of the Restricted Stock Units at the ESS deferred taxing point).

12.WHAT ARE THE U.S. TAXATION CONSEQUENCES OF PARTICIPATION IN THE PLAN?

Employees (who are not U.S. citizens or permanent residents) will not be subject to U.S. tax by reason only of the grant and vesting of the Restricted Stock Units or the sale of Common Stock, except as described in Section 11(g) above. However, liability for U.S. taxes may accrue if an employee is otherwise subject to U.S taxes.

The above is an indication only of the likely U.S. taxation consequences for Australian Offerees who accept Restricted Stock Units awarded under the Plan. You should seek your own advice as to the U.S. taxation consequences of your Plan participation.

*****

We urge you to carefully review the information contained in this Offer Document and the Additional Documents.